PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities (the “Offering Statement”) has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION

PRE-QUALIFICATION AMENDMENT NO. 1

Dated October 16, 2026

XCHANGE VENTURES, LLC

Up to $75,000,000 of up to 750,000 Class A Interests
Representing Class A Limited Liability Company Interests

XChange Ventures, LLC is a Delaware series limited liability company (the “XChange Ventures, LLC”, the “Company”, “we”, “us”, or “our”) formed to acquire, receive, purchase, and hold contributions in a diversified pool of real-world assets, including without limitation: (i) sports related assets including certain small-market sports teams, athlete contracts, investments related to athletes’ earnings, thoroughbred race horses, and investments in auto racing (“Sports”); (ii) entertainment assets which include music, film, theatre and television, individual plays, television shows or movies, vintage photographs, and earnings of entertainers including social media personalities and creators (“Entertainment”); (iii) real estate including commercial, residential and industrial properties (“Real Estate”); (iv) fine art which may include paintings, sculptures and other fine art the board of managers of the Company (“Board” or “Board of Managers”) thinks is appropriate for the portfolio (“Art”); or (v) collectibles including sports memorabilia, vintage photographs, automobiles, fine wine, and other collectibles, together (“Collectibles”, and collectively with Sports, Entertainment, Real Estate, Art and Alternatives, the “Asset Pool” or “Investment Assets” and each individually, the “Investment Asset”). The Asset Pool is expected to be initially composed of real-world assets, primarily, and short-term U.S. Treasury STRIPS or other zero-coupon obligations of the United States government acquired by the Company using a portion of the Offering proceeds (the “Initial Pool”). As permitted under relevant regulatory regimes and on a limited basis, we may make direct investments in companies or hedge funds, private equity, or venture capital funds or interests that constitute securities (excluding government securities) (“Alternatives”). Other than the Initial Pool, the specific Investment Assets to be acquired by the Company have not yet been identified. The Company intends to acquire additional Investment Assets from time to time as opportunities arise, within the asset categories described in this Offering Circular, including Sports, Entertainment, Real Estate, Art, and Collectibles. The Company may make investments in Alternatives on a limited basis as regulatory compliance allows. The Board of Managers will have sole and exclusive discretion to identify, evaluate, and approve the acquisition of Investment Assets. In making investment decisions, the Board of Managers will consider factors including, without limitation, asset quality, valuation, liquidity, strategic fit within the Asset Pool, potential for appreciation, and consistency with the Company’s investment objectives and regulatory requirements.

XChange Ventures, LLC is offering up to 750,000 of its Class A Interests representing Class A limited liability company interests, for an aggregate purchase price of up to $75,000,000, in a “Tier 2” offering under Regulation A (the “Offering”). The offering price will be $100 per Class A Interest. Subscriptions once received are irrevocable by investors but can be rejected by us. This Offering is being conducted on a “best efforts” basis, which means that there is no guarantee that our minimum offering will be sold through our broker-dealer, Andes Capital Group, LLC (“Andes Capital” or the “Broker-Dealer”), a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”) or Securities Investor Protection Corporation (“SIPC”). Andes Capital is not purchasing or selling any Class A Interests pursuant to this Offering. The Broker-Dealer will be entitled to receive fees and commissions for sales of the Class A Interests offered hereby from XChange Ventures, LLC not to exceed 6% of the gross proceeds of the Offering. See “Plan of Distribution” in this Offering Circular. We believe that, for many investors, our Class A Interests represent an effective means to gain economic exposure to a diversified portfolio of Investment Assets. This offering involves novel concepts and the first offering conducted by XChange Ventures, LLC.

Investors purchasing Class A Interests in this Offering are acquiring membership interests in XChange Ventures, LLC, the master limited liability company, and are not acquiring interests in any specific Investment Asset, any individual series of the Company, or any subset of the Asset Pool. A purchaser of Class A Interests does not acquire, and does not receive any direct ownership of, legal title to, or a security interest in, any specific Investment Asset, any identified subset of Investment Assets, or any particular series of the Company. The Class A Interests are intended to provide the holder with indirect economic exposure to the Company’s diversified Asset Pool as a whole, and any economic return depends on the performance of the Company and its Asset Pool generally rather than on any single Investment Asset.

The termination of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement or (iii) a date determined by the Board of Managers in its discretion.

The maximum offering period is two years from the qualification of the Offering Statement, but we reserve the right to terminate this Offering for any reason at any time. The Offering will commence within two days of the date the Offering Statement is qualified by the Securities and Exchange Commission (“SEC”). We have engaged North Capital Private Securities Corporation (the “Escrow Facilitator”) pursuant to their engagement letter (the “Escrow Facilitator Engagement Letter”) to act as escrow facilitator for this Offering, and investor funds held in escrow will not be released to the Company unless and until: (i) a minimum of $5,000,000 in subscriptions has been received and cleared in escrow within the maximum offering period, which expires two years after qualification of the Offering Statement, (ii) all required identity, anti-money laundering and bad actor checks have been completed for the Company and all its control persons, and (iii) the Company has delivered to the Escrow Facilitator written confirmation that the minimum offering has been met, a full accounting of all subscriptions received, and written instructions directing the release of funds, all prior to the expiration of the escrow period. The subscription proceeds may be, in our discretion, retained on our balance sheet or reinvested in short-term investment instruments, or be used to pay down existing debt of the Company including, without limitation, offering expenses or for general corporate purposes, including salary and compensation obligations to our employees and consultants, to purchase Investment Assets from time to time as opportunities arise, and such Investment Assets will comprise the Asset Pool, which as of the date of this Offering Circular, is expected to consist solely of the Initial Pool.

To facilitate this Offering and the investment in the underlying investment assets through the issuance of Class A Interests, the Company will utilize the technology and transaction infrastructure provided by XChange Place Digital LLC, which owns and operates a financial technology platform (the “XChange Place Platform” or the “Platform”). The XChange Place Platform is used to support the Offering, subscription, issuance, and ongoing administration of Class A Interests representing interests in the Company’s investment assets, and to facilitate investor access to such investment opportunities. Through the XChange Place Platform, investors, upon establishing an account, may review offering materials and disclosures, complete subscription documentation electronically, and access certain informational and investment-related content, including written materials, videos, articles, blogs, and newsletters. Participation in the Offering will be facilitated through the XChange Place Platform and may be accessed at xchangeplace.io. No public market currently exists for the Class A Interests. The Company does not presently expect any trading platform, order-matching functionality, or brokerage arrangement to be available following completion of this Offering. The Company does not currently intend to develop or implement secondary trading functionality for the Class A Interests, and there can be no assurance that any secondary market will develop or, if it does develop, that it will provide meaningful liquidity to investors. The Company may consider, in the future, engaging a third-party operated alternative trading system that is duly registered and operated in compliance with Regulation ATS and other applicable laws to facilitate secondary trading in the Class A Interests. Any such secondary trading functionality would be subject to applicable legal and regulatory requirements, including the registration and exemption provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation ATS thereunder, and there can be no assurance that any such arrangement will be implemented. The Company may, to the extent permitted under applicable law and the operating agreement of the Company, as amended from time to time (the “Operating Agreement”), repurchase its own interests from time to time.

No sales of Class A Interests will be made prior to the qualification of this Offering Statement by the SEC in the United States. All Class A Interests will be initially offered in all jurisdictions at the same price that is set forth in this Offering Circular.

Membership Class A Interests Overview	Number of Class A Interests	Price to Public	Broker-Dealer Discounts and Commissions(1)		Proceeds, Before Expenses to Us(3)
XChange Ventures, LLC	750,000	$100	$4,507,500	(2)	$75,000,000

(1)	We have engaged Andes Capital as a broker-dealer in connection with this Offering. The Broker-Dealer may engage other broker-dealers to assist us in finding potential investors. The Broker-Dealer will receive certain fees and commissions from XChange Ventures, LLC. The maximum aggregate compensation payable to the Broker-Dealer, including all commissions, fees, and expenses, will not exceed $4,507,500. This maximum compensation is comprised of the following elements: (i) Andes Capital will receive Broker Dealer of Record compensation equal to 1.0% of the aggregate amount raised, up to a maximum of $750,000, which becomes payable only after FINRA Corporate Finance issues a No Objection Letter for the Offering; (ii) Andes Capital will receive Investor Outreach compensation equal to 5.0% of capital raised through Andes’ direct introductions and introductory efforts only, up to a maximum of $3,750,000; (iii) Andes Capital will receive a one-time onboarding and consulting fee of $7,500, payable upon execution of the engagement letter agreement regardless of whether the Offering is consummated, and; (iv) Andes Capital will be reimbursed for the FINRA filing fee of up to $11,750 in connection with the Offering. See the section entitled “Plan of Distribution” beginning on page 24 of this Offering Circular for additional information.
(2)	This amount does not include estimated offering expenses of approximately $410,539, all of which will be paid by the net proceeds of the Offering.
(3)	Assumes that the maximum aggregate offering amount of $75,000,000 is received by us.

The Company will use Andes Capital as broker-dealer in all states. Subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest-bearing segregated escrow account at TriState Capital Bank, facilitated by the Escrow Facilitator, and will not be commingled with any other funds. No closing will occur, and no subscription funds will be released to the Company, unless and until subscriptions of at least $5,000,000 have been received within the maximum offering period, which expires two years after qualification, and all conditions set out in the Escrow Facilitator Engagement Letter have been satisfied.

We retain complete discretion to determine that subscribers are “qualified purchasers” in reliance on the information and representations provided to us regarding their financial situation. Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Class A Interests is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the information under the heading “Risk Factors” beginning on page 9 of this Offering Circular.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”); however, the SEC has not made an independent determination that the securities offered are exempt from registration.

We expect that our operations will not cause us to meet the definition of an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”). Although we may hold certain assets that constitute ‘securities’ for purposes of the 1940 Act, our assets will consist primarily of cash and securities issued by the U.S. Treasury, cash flows from various investments, and a pool of real-world assets composed initially of the Initial Pool as described in more detail in ‘The Initial Pool’ in this Offering Circular. We do not expect to hold securities in amounts or in a manner that would cause us to be primarily engaged in owning, holding, investing or trading in ‘securities’ (as such term is used for purposes of the 1940 Act), or otherwise meet the thresholds that would require us to be deemed an “investment company”.

In furtherance of maintaining our status as a non-investment company, we intend to manage our asset composition and limit our investments in securities so that investment securities do not exceed 40% of our total net assets (exclusive of cash and U.S. government securities), consistent with the asset-based test under Section 3(a)(1)(C) of the 1940 Act. The Company also expects to maintain a minimum level of operating assets and operating revenues such that our business activities remain primarily operational rather than investment-oriented. Our Board of Managers will conduct quarterly reviews of our asset mix, revenue sources, and series structures to confirm ongoing compliance with applicable thresholds. Where appropriate, the Company may consult with external advisers, including specialists in the 1940 Act, to evaluate complex or novel asset structures and ensure continued adherence to the 1940 Act framework.

Our principal office is located at 6 East 69th Street, New York, N.Y. 10021, and our phone number is +1 646-634-0004. Our corporate website address is https://xchangeventures.io. Information contained on, or accessible through the website is not a part of, and is not incorporated by reference into, this Offering Circular.

This Offering Circular follows the offering circular format described in Part II of Form 1-A.

The date of this Pre-Qualification Amendment No. 1 to the Preliminary Offering Circular is October 16, 2026.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN THE OFFERING. IN SO DOING, YOU SHOULD BE AWARE THAT INVESTMENTS IN REAL-WORLD ASSETS AS WELL AS CERTAIN INVESTMENTS THAT MAY CONSTITUTE “SECURITIES” AND OTHER CLASS A INTERESTS CAN INVOLVE SIGNIFICANT RISKS, INCLUDING THE RISK OF SUBSTANTIAL LOSSES AS WELL AS GAINS. ADVERSE MARKET, CREDIT, VALUATION, OR LIQUIDITY EVENTS CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE ASSET POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE ASSET POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE OFFERING.

FURTHER, ASSET POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, SERVICING, AND OTHER FEES. IT MAY BE NECESSARY FOR POOLS THAT ARE SUBJECT TO THESE CHARGES TO GENERATE SIGNIFICANT RETURNS FROM THEIR INVESTMENTS IN ORDER TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS OFFERING. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS OFFERING, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 9.

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We have not and the Broker-Dealer has not authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Broker-Dealer take responsibility for, and can provide any assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Class A Interests offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Class A Interests.

THIRD PARTY DATA

Certain data included in this Offering Circular is derived from information provided by third-parties that we believe to be reliable. Information about the Asset Pool, as defined above, is derived from other publicly available sources. The discussions contained in this Offering Circular relating to the Asset Pool and the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries are taken from third-party sources that the Company believes to be reliable, and the Company believes that the information from such sources contained herein regarding the Initial Pool, the Asset Pool and the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries is reasonable, and that the factual information therein is fair and accurate. Certain data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. The statistical data relating to the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries is difficult to obtain, may be incomplete, out-of-date, or inconsistent and you should not place undue reliance on any statistical or general information related to the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries included in this Offering Circular. The respective market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

From time to time, we own or have rights to various trademarks, service marks, and trade names that we use in connection with our business. This Offering Circular may also contain trademarks, service marks, and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names, or products in this Offering Circular is not intended to, and does not imply a relationship with us or any endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks, and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks, and trade names.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “plan,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Class A Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this Offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Class A Interests offered hereby are offered and sold only to “qualified purchasers” or at a time when our Class A Interests are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Class A Interests does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual’s net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in the Class A Interests. You should read this entire offering circular carefully, especially the risks of investing in the Class A Interests discussed under “Risk Factors,” before making an investment decision. In this Offering Circular, unless the context indicates otherwise, the terms “we,” “our,” “ours,” “us,” or the “Company,” refer to XChange Ventures, LLC, a Delaware limited liability company. For purposes of this Offering Circular, the “Initial Pool” shall consist of those Investment Assets that, as of the date hereof, have been contributed to the Asset Pool or are the subject of a letter of intent executed prior to the Offering pursuant to which such Investment Assets are to be contributed to the Asset Pool. Unless otherwise clear from the context, references throughout this Offering Circular to “our Operating Agreement” refers to the XChange Ventures, LLC’s Operating Agreement to be effective on or prior to the qualification of this Offering Statement by the SEC and the form of which is filed herewith as Exhibit 2.3. The discussions contained in this Offering Circular relating to the Asset Pool, any Investment Assets comprising the Asset Pool, and the respective industry of each Investment Asset class are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the Initial Pool and the respective industry of each Investment Asset is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on April 23, 2026 to acquire the Asset Pool. Our operations will be limited to holding, maintaining, promoting, and seeking to enhance the value of the Investment Assets in the Asset Pool. We may sell individual Investment Assets where doing so is in the best interests of the Company. The Initial Pool is expected to include real-world assets, primarily, and short term U.S. Treasury STRIPS or other zero-coupon obligations of the United States government acquired by the Company using a portion of the Offering proceeds. Our strategy will be to display, promote, and otherwise present the Asset Pool in a manner designed to increase its exposure and enhance its value. Management believes this Offering is the first offering of its kind. This is the first offering conducted by XChange Ventures, LLC.

We are offering up to 750,000 Class A Interests for aggregate consideration of up to $75,000,000. The termination of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement, or (iii) a date determined by the Board of Managers in its discretion. We will use all of the proceeds from this Offering (less commissions and amounts reserved for transaction expenses, operating expenses and for improvements to certain of the Investment Assets, as needed), first to acquire the Investment Assets comprising the Initial Pool of real-world assets, primarily, and short-term U.S. Treasury STRIPS pursuant to the letter of intent dated August 3, 2026 which is filed as Exhibit 6.6 hereto, or to acquire additional Investment Assets from time to time as opportunities arise. We may in our discretion retain net proceeds on our balance sheet or reinvest them in short-term investment instruments, or to pay offering expenses, general corporate purposes, including salary and compensation obligations to our employees and consultants, or to pay down existing debt of the Company. We do not expect to generate any revenues or cash flow immediately. Certain Investment Assets may generate revenue upon acquisition or during the period in which they are held, while other Investment Assets are not expected to generate any revenue unless and until they are sold. No profits (other than dividends which may be paid from time to time) will be realized by investors unless they are able to sell their Class A Interests through brokerage transactions or other secondary trading arrangements approved by us and conducted in compliance with applicable law, including, as applicable, the registration and exemption provisions of the Exchange Act and Regulation ATS thereunder. We will be totally reliant on the Board of Managers and officers of the Company (“Officers”) to provide asset-management services, maintain the Asset Pool, and administer our business.

The Asset Pool

The information contained in this Offering Circular relating to the Asset Pool is taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein regarding the Asset Pool and the respective industry of the Investment Assets within the Asset Pool is reasonable, and that the factual information therein is fair and accurate.

The Initial Pool

The Company has entered into a letter of intent, dated August 3, 2026, which is filed as Exhibit 6.6 hereto, regarding the proposed acquisition of short-term U.S. Treasury STRIPS and/or other zero-coupon securities issued or guaranteed by the United States Treasury. U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are securities created by separating the principal and interest components of eligible U.S. Treasury obligations and selling them as individual zero-coupon securities. Unlike traditional interest-bearing bonds, zero-coupon securities do not make periodic interest payments and instead are issued or purchased at a discount to their face value, with the holder receiving the full-face value at maturity if the security is held until maturity and the issuer satisfies its obligations. Zero-coupon treasury securities are commonly used for long-term capital preservation, liability matching, and other investment strategies designed to provide a known future value on a specified date, as their value at maturity is fixed at issuance.

Upon the receipt of Offering proceeds, the Company intends to allocate a portion of the net proceeds to the purchase of such U.S. Treasury STRIPS, with maturities selected to correspond generally to the Company’s anticipated investment horizon. The Company intends to acquire these securities in an amount that, if held to maturity and if the United States Government fully performs its obligations, would be expected to produce aggregate proceeds at maturity approximately equal to the gross proceeds raised in this Offering. Because zero-coupon securities are generally purchased at a discount to their face value, the amount required to acquire such securities is expected to be less than the amount payable at maturity, allowing the remaining proceeds, after payment of Offering expenses, to be used for investments, operations, working capital, acquisitions, and other corporate purposes consistent with the Company’s business strategy. As the value of the Asset Pool increases, the Company may reduce the amount of U.S. Treasury securities held while maintaining its principal-protection objective. The letter of intent is non-binding, and there can be no assurance that the contemplated acquisition will be completed on the terms described herein, or at all. Other than the Initial Pool, the specific Investment Assets to be acquired by the Company have not yet been identified.

See “Risk Factors—Risks related to our Business Model — A portion of our assets may consist of Alternatives, on a limited basis, some of which may be considered “securities” as defined under the Investment Company Act of 1940, and there is a risk that we could be deemed an investment company.”

The Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles Market

The global Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles market is influenced by the overall strength and stability of the global economy, geopolitical conditions, capital markets and world events, all of which may affect the willingness of potential buyers and sellers to purchase and sell Investment Assets in the respective Investment Asset-class.

Trading of and Market for the Class A Interests

There is currently no established trading market for the Class A Interests, and the Company does not currently expect any trading platform, order-matching functionality, or brokerage arrangement to be available following the completion of this Offering. The Company does not presently intend to develop or implement secondary trading functionality for the Class A Interests. However, the Company may from time to time evaluate potential alternatives that could facilitate secondary transfers of the Class A Interests, including the possible engagement of a third-party operated alternative trading system that is registered and operated in compliance with Regulation ATS and other applicable laws. Any such arrangement would be subject to applicable legal and regulatory requirements, and the Company would update its disclosures as appropriate before implementing any such functionality.

Selling and Acquiring Investment Assets within the Asset Pool

Our intention is to own the Investment Assets within the Asset Pool for a period that may be short-term or long-term, although the Board of Managers may elect to hold the Investment Assets for a longer period or to sell the Investment Assets at any time due to certain circumstances. The Board of Managers will have the discretion to sell Investment Assets, to acquire additional assets in any format within the designated asset classes, and to sell, distribute or allocate the Investment Assets within the Asset Pool (in whole or in part) into one or more series if it determines that such action is in the best interests of the Company. Any Investment Asset within the Asset Pool is effectively perpetually available for sale following the Offering. If at any time the Company receives a bona fide offer to purchase an asset, the Board of Managers shall determine whether accepting such offer and proceeding with a sale is in the best interests of the Company. Any decision to sell or acquire an asset shall be made exclusively by the Board of Managers. In making such determinations, the Board of Managers may consult Xchange Place Digital LLC (the “Consultant”), pursuant to a consulting services agreement dated August 4, 2026 (the “Consultancy Agreement”), provided that such Consultant shall act solely in an advisory capacity and shall not have discretionary authority to approve or direct any investment, disposition, or other transaction on behalf of the Company.

The Board of Managers retains the right, in its sole and absolute discretion, to assign or sell any Investment Asset within the Asset Pool to one or more series portfolio companies within the Company’s Series LLC structure or to an external third party at any time, whether at the time the asset is acquired or at any point thereafter. Such assignments may be made for administrative, operational, financing, tax, or other purposes that are determined, in good faith, to be in the best interests of the Company. Investors should understand that the composition of the Asset Pool and the ownership structure of any Investment Asset may change over time as a result of these assignments, and no investor approval will be required to effectuate any such reallocation. Any such sale of Interests may involve the disposition of fractional Interests, co-investment Interests, or other forms of participation rights relating to the Asset Pool or any individual Investment Asset.

Risk Factors

An investment in the Class A Interests includes a number of risks and uncertainties which are described in the “Risk Factors” section of this Offering Circular, including the following:

●	Risks Related to Our Business Model

●	Our business model is new and untested.

●	We do not expect to generate any revenues immediately.

●	We may sell any Investment Asset at a loss or may be unable to sell the Investment Asset at all.

●	The timing of the sale of any Investment Asset is unpredictable.

●	Risks Associated with an investment in a Company owning Investment Assets in the respective asset classes

●	The Asset Pool may decline in value or may not increase enough in value to cover our administrative costs.

●	The value of the Asset Pool and any Investment Asset within the Asset Pool is highly subjective.

●	Investment in any of the respective asset classes of the Asset Pool is subject to various risks, including fraud, market, liquidity, valuation, operational, and counterparty risks, as well as the risk of losses resulting from inaccuracies, defects, or other issues affecting the underlying assets.

●	We may have overpaid for any Investment Asset.

●	We may not be able to sell an Investment Asset.

●	We may be subjected to high transaction costs in selling the Investment Assets within the Asset Pool.

●	Risks Related to Ownership of the Class A Interests and the Offering

●	There is no active public market for the Class A Interests and no assurance can be given that a trading market will develop.

●	XChange Ventures, LLC and the XChange Place Platform are subject to cybersecurity risks that could adversely affect us.

●	You may not be able to sell the Class A Interests.

●	If a trading market develops, the trading price of the Class A Interests may be extremely volatile.

●	Investors in the Class A Interests will continue to experience dilution after the Offering, due to our arrangement of paying the Officers in Class A Interests or Class B Interests.

●	Investors using credit cards to pay for their Class A Interests if such payment methods are accepted by us will incur fees and interest charged by third parties in connection such payment methods and credit card investors will be subject to increased risk.

By purchasing Class A Interests in this Offering, investors agree to the forum-selection provisions contained in our subscription agreement, which require that any disputes arising out of the agreement be brought exclusively in the state courts of New York. These forum-selection provisions do not apply to claims arising under the federal securities laws, and do not waive or limit any rights, remedies, jurisdiction, venue or forum provided by the federal securities laws.

Company Information

Our principal office is located at 6 East 69th Street, New York, N.Y. 10021, and our phone number is +1 646-634-0004. Our corporate website address is the website address of XChange Ventures, LLC located at https://xchangeventures.io. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference, into this Offering Circular.

We are a manager-managed series limited liability company managed by our Board of Managers. We were formed for the specific purpose of acquiring, maintaining, promoting and ultimately selling the Investment Assets within the Asset Pool. Purchasers of our Class A Interests in this Offering and any previous or subsequent purchasers will be deemed to become party to our Operating Agreement, a form of which is filed as Exhibit 2.3 hereto. References throughout this Offering Circular to “Interests” refer generically to the Class A Interests and Class B Interests and references to the “Operating Agreement”, refer to the Operating Agreement of XChange Ventures, LLC as amended and restated from time to time that will become effective on or prior to the time of qualification of this Offering Statement by the SEC and the form of which is filed herewith as Exhibit 2.3 and unless otherwise stated herein, all discussion throughout this Offering Circular assumes that the amended and restated Operating Agreement is in full force and effect.

Subject to applicable law and “Major Decisions” reserved to the Members, the Board of Managers will have sole voting power with respect to major corporate and structural matters as provided for in the Operating Agreement, including:

●	amendments to the Company’s Operating Agreement;

●	the issuance of additional interests and the incurrence of debt for borrowed money;

●	approval of material business activities outside the ordinary course; and

●	any other matters expressly reserved to the Board under the Operating Agreement.

Notwithstanding the foregoing, the Board of Manager shall not approve the following actions, referred to as “Major Decisions,” without the affirmative vote of Members holding a majority of the Voting Interests: (i) any merger, acquisition or consolidation, conversion or division of the Company; or (ii) to the fullest extent permitted by applicable law, the dissolution of the Company.

The Board of Managers shall exercise sole discretionary authority over all investment and asset-management decisions relating to the Asset Pool. The Board of Managers’ role shall also include overall governance and the approval of matters expressly reserved to it under the Operating Agreement.

The Board of Managers initially consists of Jason Glazer, Cesar Baez, and Dan Matthies. Our Operating Agreement provides that each member of the Board of Managers will serve for an indefinite term, but that each may be removed with “Cause” as such term is defined in our Operating Agreement, or may choose to withdraw under certain circumstances.

THE OFFERING

Class A Interests Offered	Up to 750,000 Class A Interests, on a ‘best efforts’ basis for up to $75,000,000 of gross proceeds. Purchasers of the Class A Interests will become members of the Company and will be admitted as such upon the acceptance of their subscription. By purchasing Class A Interests, an investor acquires a class of limited liability company membership interests in XChange Ventures, LLC itself. A purchaser does not acquire, and does not receive any direct ownership of, legal title to, or a security interest in, any specific Investment Asset, any identified subset of Investment Assets, or any particular series of the Company. The Class A Interests provide indirect economic exposure to the Company’s diversified Asset Pool as a whole. Aggregate proceeds from this Offering will not exceed $75,000,000 and not more than 750,000 Class A Interests will be sold in this Offering.

Minimum Offering Amount:	The Company must raise a minimum of $5,000,000 within the maximum offering period, which expires two years after qualification, before the Escrow Facilitator will release funds to the Company.

Offering Price per Class A Interest by the Company	$100 per Class A Interest.

Number of Interests Outstanding or Reserved for Future Issuance Before the Offering	As of the date of this Offering Circular, there are 15,000 Class A Interests currently issued and outstanding. In addition, 125,000 Class B Interests have been issued and are outstanding, having been issued to XChange Place Digital LLC, the Consultant, pursuant to the Consultancy Agreement as compensation for consultancy services rendered to the Company. A further 125,000 Class B Interests have been designated from the Class B incentive pool and reserved for potential future issuance to the members of the Board of Managers as equity compensation. None of the 125,000 Class B Interests reserved for future issuance to the Board of Managers have been issued as of the date of this Offering Circular.

Operating Agreement

XChange Ventures, LLC is governed by an Operating Agreement, authorizing two classes of membership Interests of the Company in the form of: Class A Interests and Class B Interests.

References throughout this Offering Circular to the “XChange Ventures, LLC Operating Agreement,” the “Operating Agreement of XChange Ventures, LLC,” or “our Operating Agreement” refer to the Operating Agreement of XChange Ventures, LLC as amended and restated from time to time that will become effective on or prior to the time of qualification of this Offering Statement by the SEC and the form of which is filed herewith as Exhibit 2.3.

Number of Interests Outstanding After the Offering

765,000 Class A Interests.

125,000 Class B Interests are issued and outstanding, and an additional 125,000 Class B Interests have been reserved for future issuance to the Board of Managers as equity compensation. Class B Interests are convertible into Class A Interests. For a detailed description of the Class B Interest conversion formula and an example of how it operates, see “Description of Securities.”

Minimum and Maximum Investment Amount	There is a $500 minimum investment requirement and $10,000,000 maximum purchase limitation per investor; however, we can waive the minimum investment requirement and maximum purchase limitations on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Accessing the XChange Place Platform	The XChange Place Platform enables investors to learn more about XChange Ventures, LLC and this Offering. Through the XChange Place Platform, investors can browse general information about the Company and this Offering, review offering materials and disclosures, complete subscription documentation electronically, and access certain informational content including written materials, videos, articles, blogs, and newsletters. The ability to browse and screen content on the XChange Place Platform describes the general informational capabilities of the platform and does not mean that a purchaser of Class A Interests is selecting, or acquiring an interest in, any specific underlying Investment Asset. In this Offering, investors subscribe only for Class A Interests of XChange Ventures, LLC. The XChange Place Platform can be accessed at xchangeplace.io. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, participation in the Offering will be facilitated through the XChange Place Platform, whereby investors will receive and review relevant offering documents, including the Offering Circular, Operating Agreement and subscription agreement, and execute and deliver subscription agreements electronically. For more information on how to subscribe, see the section in this Offering Circular entitled “Plan of Distribution – Procedures for Subscribing” or visit our website at https://xchangeventures.io.

Broker-dealer

Andes Capital Group, LLC (“Andes Capital” or the “Broker-Dealer”), is an Illinois limited liability company and a broker-dealer that is registered with the SEC. Andes Capital is registered in each state where applicable law requires the participation of a registered broker-dealer and the Company has decided to offer the Class A Interests. The Broker-Dealer is a member of FINRA and SIPC.

Payment for Class A Interests	After the qualification by the SEC of the offering statement of which this Offering Circular is a part, investors can make payment of the purchase price in the form of ACH debit transfer or wire transfer into a segregated non-interest bearing account held by us with TriState Capital Bank until any applicable closing date of this Offering. Closings are subject to the terms of our Escrow Facilitator, and no investor funds will be released to the Company until: (i) a minimum of $5,000,000 in subscriptions has been received within the maximum offering period, which expires two years after qualification, and cleared in escrow, (ii) all required identity, anti-money laundering and bad actor checks have been completed, and (iii) the Company has provided the Escrow Facilitator with written confirmation of the foregoing, a subscription accounting and release instructions, all before the expiration of the escrow period. We may also permit payment to be made by credit card if and to the extent we can establish and maintain relationships with payment processing entities to facilitate such transactions and provided, further, we are able to do so in accordance with SEC and FINRA guidelines. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” On any applicable closing date, the funds in the account will be released to us and the associated Class A Interests will be issued to the investors in this Offering. If a closing is unsuccessful, the funds deposited in the segregated account will be returned to subscribers by either wire, ACH or mail via a check in U.S. dollars, without interest and excluding fees. If we accept credit cards, any such credit card subscription shall not exceed the lesser of $500 or the amount permitted by applicable law, per subscriber. Further, we will use a third-party service to convert any payment in foreign currency into U.S. dollars at the time a subscription agreement is executed, and then deposit such funds in the account. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Offering	Class A Interests will be offered only in the United States. No sales of Class A Interests will occur prior to the qualification of this Offering Statement by the SEC in the United States and FINRA’s issuance of a No Objection Letter. All Class A Interests will initially be offered in the United States at the same U.S. dollar price set forth in this Offering Circular; after the initial closing of the Offering, the offering price and other selling terms may change. Class A Interests will not be sold in any non-U.S. jurisdiction or to non-U.S. investors.

Voting Rights	Holders of Class A Interests and Class B Interests have no general voting rights with respect to the management or operations of the Company. Notwithstanding the foregoing, holders of Voting Interests (as defined in the Operating Agreement) are entitled to vote on certain Major Decisions (as defined in the Operating Agreement) which require the prior written approval or affirmative vote of Members holding a majority of the Voting Interests. The Major Decisions requiring such approval are limited to: (i) any merger, acquisition, or consolidation, conversion or division of the Company; and (ii) to the fullest extent permitted by applicable law, the dissolution of the Company. Except as expressly set forth above, holders of Class A Interests and Class B Interests shall have no right to vote on, approve, or consent to any matter relating to the management, operations, or affairs of the Company, and the Board of Managers shall have exclusive authority over all other matters.

Risk Factors	Investing in the Class A Interests involves risks. See the section entitled “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in the Class A Interests.

Use of Proceeds

We intend to seek gross proceeds of up to $75,000,000 from this Offering. The Company will pay all expenses of the Offering, including auditing and legal fees and printing and blue sky expenses associated with qualification of the Offering Statement under Regulation A, as well as all brokerage fees and expense reimbursements payable to the Broker-Dealer.  Therefore, the gross proceeds from this Offering will not equal the net proceeds from this Offering.

In addition, a portion of the Offering proceeds are expected to be used to acquire short-term U.S. Treasury STRIPS pursuant to the letter of intent dated August 3, 2026, which is filed as Exhibit 6.6 hereto. At the time of this Offering, other than the Initial Pool described herein, the specific Investment Assets to be acquired with the net proceeds of this Offering have not been identified. The Company intends to acquire Investment Assets from time to time as opportunities arise. We may in our discretion retain net proceeds on our balance sheet or reinvest them in short-term investment instruments, or use proceeds to pay down existing debt of the Company, including, without limitation, continuing offering expenses or for general corporate purposes, including salary and compensation obligations to our employees and consultants, and to acquire future Investment Assets from time to time.

Termination	The termination of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement, or (iii) a date determined by the Board of Managers in its discretion.

Termination of the Offering	The maximum offering period is two years from commencement of the Offering, though we reserve the right to terminate the Offering at any time for any reason.

Transfer Restrictions	The Class A Interests may only be transferred by operation of law or with the consent of the Company:

●	To an immediate family member or an affiliate of the owner of the Class A Interests,

●	To a trust or other entity for estate or tax planning purposes,

●	As a charitable gift, or

●	In a transaction otherwise approved by XChange Ventures, LLC.

Transfer Agent	We have engaged Colonial Stock Transfer Company, Inc. to be our transfer agent and registrar.

Dividends	We intend to pay dividends or make distributions only to the extent we have sufficient Available Cash, as defined in the Operating Agreement, taking into account our earnings, the performance and liquidity of the secondary market, and opportunities for reinvestment. We may endeavor to pay dividends on an annual basis depending upon earnings, liquidity, reinvestment opportunities and the development of a secondary market for the Class A Interests. The dividend and distribution policy will be determined by our Board of Managers. We do not expect to make regular distributions, and no distributions are anticipated unless and until an Investment Asset is sold or otherwise monetized, at which point we may, in the discretion of the Board of Managers, declare a distribution. There can be no assurance as to the timing, amount, or occurrence of any dividend or distribution, and investors should not rely on receiving any distributions at all.

RISK FACTORS

The purchase of the Class A Interests offered hereby involves a high degree of risk. Each prospective investor should consult his, her or its own counsel, accountant and other advisors as to legal, tax, business, financial, and related aspects of an investment in the securities offered hereby. Prospective investors should carefully consider the following specific risk factors, in addition to the other information set forth in this Offering Circular, before purchasing the securities offered hereby.

Risks Related to our Business Model

The Company is a new company and our business model is untested.

The Company is a new company that was formed on April 23, 2026 and has a limited operating history. We cannot make any assurance that our business model can be successful. Since inception, the scope of our operations has been limited to our formation and preparation for this Offering. Our business model includes novel and unique features that are untested. Our operations will be dedicated to acquiring and maintaining the Asset Pool, managing any income generated from the Asset Pool, and facilitating the ultimate sale of the Investment Assets. It is possible we will not generate any revenues or cash flow until assets from the Asset Pool are sold. No profits will be realized by investors unless they are able to sell their Class A Interests through brokerage transactions or other secondary trading arrangements approved by us and conducted in compliance with applicable law, including, as applicable, the registration and exemption provisions of the Exchange Act and Regulation ATS thereunder. Similarly, there are few, if any, companies that have offered investors securities that represent indirect ownership in a pool of investment assets with the sole goal of realizing appreciation on the value of the underlying assets. Accordingly, it is impossible to determine in advance how the Class A Interests will trade relative to the underlying value of each Investment Asset or if they will be able to trade at all. It is difficult to predict whether this business model will succeed or if there will ever be any value in the Class A Interests.

We do not expect to generate any revenues immediately.

The Company owns the Asset Pool composed of the Investment Assets, some of which may generate ongoing revenue while others will only generate revenue from sales, if at all, at the time of their sale. The Company may hold any or all Investment Assets within the Asset Pool for either a short term or long-term period, in each case at the sole and absolute discretion of the Board of Managers. We do not expect to generate any revenues or cash flow immediately unless an Investment Asset produces income or is sold, and no profits may be realized by our investors unless we make distributions or the investors sell their Class A Interests or through brokerage relationships approved by us for more money than they acquired them for. Investors should be prepared to hold their Class A Interests for an indefinite period, as there can be no assurance that the Class A Interests can ever be tradable.

The Asset Pool will be diversified across multiple asset classes, including Sports, Entertainment, Real Estate, Art, or Collectibles, and Alternatives on a limited basis.

Our Company was formed to acquire, receive, purchase, and hold contributions of real-world assets, consisting of the Investment Assets within the Asset Pool. While diversification may reduce exposure to the performance of any single asset, a broad multi-category strategy introduces additional risks, including the possibility that certain asset classes may underperform, experience prolonged illiquidity, or be adversely affected by market conditions that do not impact others. Managing a wide range of unrelated asset types may also increase operational complexity, valuation uncertainty and the potential for inconsistent returns across the Asset Pool. As a result, the aggregate returns realized by investors may be less predictable and may not correlate to the performance of any particular asset class, and poor performance in one or more categories of the Investment Assets could materially reduce overall returns.

We may sell any Investment Asset at a loss or at a price that results in a distribution that is below the purchase price or the trading price of the Class A Interests, if trading, or no distribution at all.

The Board of Managers will have the ability, in its sole and absolute discretion, to sell any Investment Asset within the Asset Pool at any time, including by distributing, allocating, or selling such Investment Asset to a Series LLC.

Any such sale, distribution, allocation, or transfer to a Series LLC could be effected at an inopportune time, at a loss and or at a price that would result in a distribution of cash that is less than the trading price of our Class A Interests or no distribution at all, and our investors could lose part or all of their investment in us. Investors should be prepared to hold their Class A Interests for an indefinite period of time, as there can be no assurance that the Class A Interests can ever be tradable.

Despite management’s efforts to enhance the Company’s value, there is no assurance that such efforts will generate Available Cash for distributions, and preferred returns may not be achieved.

Although the management team will use commercially reasonable efforts to operate the Company and manage the Asset Pool with the objective of enhancing long-term value, there can be no assurance that any such efforts will result in Available Cash, as defined in the Operating Agreement, for distribution to investors. The Company’s ability to generate Available Cash, as defined in the Operating Agreement depends on numerous factors, many of which are outside the control of management, including market conditions, operating performance, expenses, capital needs, and the timing and success of asset dispositions. As a result, investors may receive limited or no distributions, and any annualized preferred return, including the 6% annualized preferred return on Class A Interests is not guaranteed. Investors should not rely on management’s efforts or the Company’s business strategy as an assurance of future cash availability or returns.

The Company’s reliance on consultants, advisors, and other third-party service providers may adversely affect its operations and investment performance.

The Company may from time to time rely on consultants, advisors, and other third-party service providers from time to time including the Consultant to provide information, analysis, recommendations, and other advisory services in connection with the sourcing, evaluation, acquisition, management, and disposition of Investment Assets. Such consultants and advisors do not act in a fiduciary capacity to investors or the Company unless expressly required by contract, and their advice, analyses, and recommendations may be based on incomplete, subjective, or inaccurate information, assumptions, or methodologies. There can be no assurance that any advice, recommendation, or information provided by the Consultant, any other consultants or third parties will be accurate, complete, or appropriate, or that reliance thereon will result in favorable investment outcomes. The Company is not obligated to follow any recommendation provided by consultants or advisors, and the Board of Managers retains sole discretion over all investment and disposition decisions. To the extent the Company relies on such third-party input, any errors, omissions, misjudgments, or conflicts of interest on the part of such consultants or advisors could adversely affect the performance of the Investment Assets and result in losses to investors, including the loss of their entire investment.

A portion of our assets may consist of Alternatives on a limited basis, some of which may be considered “securities” as defined under the Investment Company Act of 1940, and there is a risk that we could be deemed an investment company.

We intend to monitor our asset composition on a regular basis and currently believe that the value of our investment securities will be below the 40% threshold that would require registration under the Investment Company Act. However, the classification of certain alternative assets is not always clear, and changes in market values, shifts in our asset mix, or future regulatory interpretations could cause us to exceed this threshold. If we were required to register as an investment company, we would become subject to significant regulatory requirements and limitations that could materially restrict our operations, increase our compliance costs, and adversely affect our business and financial results. Even if we remain below the threshold, we may need to adjust our investment strategy or asset allocation to maintain compliance, which could limit our flexibility and negatively impact our performance.

The timing and potential price of the sale of any Investment Asset is impossible to predict, so investors need to be prepared to own the Class A Interests for an uncertain or even indefinite period of time.

We may hold any Investment Asset within the Asset Pool for a period that may be short-term or long-term, and we may elect, in the Board of Managers’ sole discretion, to hold the Investment Assets for a longer period or to dispose of them earlier based on market conditions, asset-specific considerations, or other circumstances. There is no minimum or maximum holding period on which investors can rely, and the timing of any sale or disposition may vary substantially. In addition, the occurrence of certain events, such as our inability or unwillingness to make the Class A Interests available for trading on a trading platform in the future, may compel us to sell an Investment Asset within the Asset Pool at an earlier time. Accordingly, a risk of investing in the Class A Interests is the unpredictability of the timing of the sale of any particular Investment Asset and the unpredictability of funds being available for a cash distribution and investors should be prepared for both the possibility they will not receive a cash distribution for many years, if ever, and the contrary possibility that they may receive a cash distribution at any time following the termination of the Offering. Investors should be prepared to hold their Class A Interests for an indefinite period of time, as there can be no assurance that the Class A Interests can ever be tradable.

Our structure may make it more difficult for us to sell any Investment Asset within the Asset Pool at the highest possible price.

Our structure may make it more difficult for us to sell any Investment Asset within the Asset Pool at the highest possible price. The Company is permitted to sell any Investment Asset within the Asset Pool by executing a sale, and such decision to sell any Investment Asset is at the sole discretion of the Board of Managers. Our Operating Agreement permits the sale of an Investment Asset through a privately negotiated transaction, a public auction, a transfer to a Series LLC, or any other sale method we determine appropriate. If the sale is initiated by the Company, we will execute the sale through any process we deem appropriate, including a privately negotiated transaction or any other method selected by the Company. If we are approached by a potential purchaser, we will not be required to obtain approval from the then members of our Voting Interests in order to execute the sale. A significant percentage of transactions in Sports, Entertainment, Real Estate, Art, Alternatives, or Collectibles occur through privately negotiated transactions among industry professionals, and many buyers and investors do not participate in public auctions. Similarly, potential purchasers may be unwilling to incur the time and cost of making an offer which may affect the timing or pricing of any sale. Given the uniqueness of our model and the evolving character of these markets, it is impossible to determine what effect, if any, these issues will have on our ability to eventually sell an Investment Asset at the highest possible price. Further, there can be no assurance that any Investment Asset can be sold at a profit or at all. The timing of a sale and the potential value realized will depend on many factors beyond our control, and investors should be prepared to lose all or part of their investment in our Company.

Our business model may involve expenses to be paid in equity, some of which are to be paid for in Class A Interests which will have a dilutive effect on the holders of our Class A Interests.

There are various services required to maintain the Asset Pool. Such day to day services will be provided by the Board of Managers, the Consultant and our Officers. The Board of Managers and Officers of the Company may from time to time be compensated in Class A Interests or Class B Interests. The portion of compensation that is paid in Interests may have a dilutive effect on the holders of our Class A Interests and will effectively reduce the tangible book value per Class A Interest over time.

Risks Associated with an Investment in the Asset Pool

We can provide no assurance of appreciation or sufficient cash distributions resulting from the ultimate sale of any Investment Asset.

There is no assurance that any Investment Asset, including assets in Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles, will appreciate, maintain its present value, or be sold at a profit. The marketability and value of each Investment Asset will depend on numerous factors beyond our control. There can be no assurance that a ready market will exist for any category of assets, many of which are inherently illiquid, nor can we be assured that sufficient cash will be generated from a sale to compensate investors for their investment. Even if an Investment Asset appreciates, the rate of appreciation may be insufficient to cover our administrative costs and expenses.

The value of each Investment Asset is highly subjective, and estimates or appraisals may differ widely from actual realizable value.

The value of assets across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles is inherently subjective and often dependent on limited or imperfect market data. Appraisals, pricing estimates, or indicative valuations should not be relied upon as predictors of actual realizable value, as the ultimate sale price of an Investment Asset may differ significantly for reasons that are unpredictable or impossible to discern. In many cases, the net realizable value to a seller is materially lower than published or headline sale prices due to commissions, fees, negotiated terms, or other transaction-specific adjustments.

Securities that do not generate ongoing cash flows present additional valuation uncertainty. The fair value of such securities is often derived from limited secondary-market data, infrequent comparable transactions, or valuation models that rely on significant assumptions and subjective inputs. As a result, the estimated value of these securities may differ materially from the amount that could be realized upon a sale, and there can be no assurance that any such security will retain its estimated value or be capable of being sold at a profit, or at all.

Although XChange Ventures, LLC conducts due diligence in connection with the acquisition of each Investment Asset, no amount of diligence can fully eliminate these risks. If any of these risks materialize, the value of an Investment Asset may decline, and the market value of the Class A Interests may be adversely affected.

For non-cash-generating assets, such as fine art, collectibles, or certain entertainment rights, valuation often relies heavily on historical sales data, which presents numerous challenges, including:

●	Qualitative Factors. Differences in perceived quality, condition, performance potential, contractual rights, or scarcity between the subject asset and any “comparable” transaction require subjective judgment and may materially affect valuation.

●	Lack of Reliable Data. Private transactions represent a significant portion of activity across these markets, and data may be incomplete, inaccurate, stale, or unavailable. Even public transaction data may be affected by undisclosed credits, incentives, or negotiated terms.

●	Subjective Factors. Subjective motivations of a buyer or seller may significantly affect the sale price. These motivations may relate to an emotional attachment to the work, ego, financial, estate or tax planning objectives, the desire to enhance or complete a specific collection objective, perceptions of supply and scarcity and other factors.

●	Timing Differences. Historical transactions must be evaluated in the context of market conditions at the time, which may differ substantially from current conditions. Market cycles, demand shifts, regulatory changes, and popularity trends can materially affect value.

●	Market Depth. A sale price often reflects the willingness of a single buyer to pay a particular amount, making it difficult to assess broader demand or price support at other levels.

●	Entanglements. Private contractual arrangements among buyers, sellers, intermediaries, or rights holders may influence pricing, and such arrangements are often undisclosed and impossible to evaluate.

Accordingly, due to the inherent subjectivity involved in estimating the realizable value of any Investment Asset, any appraisal or estimate of realizable value may prove, with the benefit of hindsight, to be different than the amount ultimately realized upon sale and such differences can be, and often are, material.

Investments based on athlete earnings involve uncertainty and may not perform as expected.

An investment tied to the future earnings of athletes involves a number of uncertainties that could affect the performance of your investment. Athlete earnings can vary over time due to factors such as injuries, changes in health, or fluctuations in on-field performance. Athletic careers are often unpredictable, and an athlete may experience changes in playing time, role, or career duration that differ from expectations. Team contracts, endorsement agreements, and other compensation arrangements may be renegotiated, modified, or may not be renewed, which could affect anticipated income. An athlete’s reputation, conduct, or compliance with league rules may influence their marketability and earning opportunities. Payments to investors depend on third parties, including teams, leagues, and sponsors, and delays, disputes, or changes in these relationships may affect distributions. Investors do not have control over the athlete’s career decisions, including training, contract negotiations, endorsements, or retirement. These investments may be illiquid, and there may be limited opportunities to sell your interest. Projections of future earnings are inherently uncertain and may differ from actual results. Broader external events, such as league disruptions, labor matters, or economic conditions, may also influence athlete earnings. As a result of these and other factors, returns may be lower than expected.

Investments in film, theater, and music projects involve uncertainty and may not perform as expected.

Investments in films, theater productions, and music-related assets involve a number of uncertainties that may affect the performance of your investment. The commercial success of creative projects is inherently unpredictable and depends on audience reception, which can vary widely. Revenues from ticket sales, streaming activity, licensing, and distribution arrangements may fluctuate significantly and may not meet expectations. The outcome of a project depends on creative elements such as the script, cast, direction, production quality, and overall execution, all of which are subjective and may not resonate with audiences. Many projects rely on key talent, and changes in availability, performance, or participation of actors, musicians, producers, or directors may affect the project’s results. Production schedules may be delayed, and costs may exceed initial budgets, which can reduce potential returns. There is no assurance that a project will secure favorable distribution or reach a broad audience, and competition from other releases may limit visibility and revenue. Intellectual property rights, licensing issues, or ownership disputes may arise and could delay or reduce earnings. Revenues also depend on third parties, including studios, distributors, streaming platforms, theaters, and promoters, and delays or changes in their performance may affect distributions. These investments are typically illiquid, and there may be limited opportunities to sell your interest. Future revenues are difficult to predict, and the value of the investment may change over time. Broader external events, such as economic conditions, labor disruptions, or interruptions to theaters or live venues, may also affect project performance. As a result of these and other factors, returns may be lower than anticipated.

Investments in real estate involve uncertainty and may not perform as expected.

Investing in real estate involves a number of uncertainties that may affect the performance of your investment. Property values can fluctuate due to changes in economic conditions, interest rates, or local market trends, and rental income may be lower than anticipated because of vacancies, non-paying tenants, or shifts in market rents. Tenants may default, leave earlier than expected, or require eviction, which can reduce income and increase operating costs. Financing terms may change over time, and rising interest rates or challenges in refinancing existing debt may affect returns. Operating expenses, including maintenance, repairs, insurance, taxes, and property management, may be higher than projected. Development or renovation projects may experience delays, cost overruns, or may not result in the expected increase in property value. Real estate investments are generally illiquid, and it may be difficult to sell a property or your interest in it on favorable terms. Property valuations are based on estimates and market conditions and may change over time. Changes in zoning laws, building codes, rent regulations, or tax rules may affect property operations or profitability. Properties may also face environmental risks, such as contamination, flooding, or other conditions requiring remediation. Results depend in part on third-party service providers, including property managers and contractors, whose performance may vary. Investments concentrated in a single property or geographic area may be more exposed to local market conditions. Broader external events, such as economic downturns, natural disasters, or other disruptions, may also affect property values or income. As a result of these and other factors, returns may differ from expectations.

Investments in art and collectibles involve uncertainty and may not perform as expected.

Investments in art, collectibles, and similar alternative assets involve a number of uncertainties that may affect the performance of your investment. Questions regarding authenticity, attribution, ownership history, or documentation may arise and could affect an asset’s value. Provenance may be incomplete or disputed, and competing claims or unclear ownership records may impact transferability or future sale potential. The condition of an asset may change over time due to physical wear, storage conditions, usage, or other factors, and any deterioration or impairment may reduce value. Physical assets may also be exposed to risks such as damage, loss, theft, vandalism, natural disasters, or regulatory seizure. Ownership of these assets may be subject to legal or regulatory challenges, including disputes over title, licensing, contractual rights, export restrictions, or compliance obligations, and changes in applicable laws may affect value or transferability. Markets for art, collectibles, and other alternative assets can shift based on transaction costs, tax rules, regulatory developments, investor sentiment, consumer preferences, geographic demand, or supply conditions, and market cycles may be unpredictable. Broader economic conditions, including interest rates, liquidity levels, and macroeconomic trends, may influence demand and pricing. Some markets, particularly those involving art and collectibles, may be less transparent and more susceptible to mispricing, limited information, or other practices that may affect valuations. As a result of these and other factors, returns may differ from expectations.

If any Investment Asset is eventually displayed, operated, stored, utilized or otherwise made accessible in a public or private setting, it could be damaged, impaired or otherwise adversely affected, and insurance may not cover all resulting losses or even if insurance does cover such losses, the damage may render the asset unsaleable.

We expect that certain Investment Assets may be stored, displayed or operated in the United States and, in some cases, may be exhibited, utilized or located internationally. We plan to maintain appropriate storage, custody or operational arrangements for each category of assets, which may include unaffiliated commercial storage facilities, licensed operators, or specialized custodians. We also plan to obtain and maintain insurance coverage for the Investment Assets; however, an Investment Asset may be damaged, degraded or impaired while being displayed, operated, transported or stored, and our insurance may not cover all damages. Even if insurance does cover such damages, the impairment may materially reduce the value of the affected Investment Asset or render it unsaleable. Accordingly, damage, destruction or impairment of any Investment Asset in Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles would have a material adverse impact on the value of that asset and, consequently, on the value of the Class A Interests.

We may have overpaid for the Investment Assets.

We plan to acquire certain Investment Assets at the market price of such Investment Asset, which may reflect prices paid at public auctions, private transactions, negotiated deals or other market venues across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles. When determining how much to pay for an Investment Asset, the Company may not know about additional commissions, incentives, rebates or other economic arrangements received by the seller or its representatives including brokers, dealers, auction houses or intermediaries or other facts that may prove material to valuation. As a result, the purchase price for an Investment Asset may exceed its fair market value.

The global economy, the financial markets and political conditions of various countries can adversely affect the supply of and demand for the Investment Assets.

The markets for Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles are influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although these correlations may not always be immediately evident. Global political conditions and world events may also affect our business through their impact on economic activity, capital flows, regulatory environments and the willingness of potential buyers to acquire Investment Assets during periods of uncertainty. Weakness in global or regional economies and financial markets can adversely affect both the supply of and demand for these assets and, in turn, the value of the Class A Interests. In addition, political developments may lead to new legislation or regulatory changes that could adversely impact our business or the markets in which these assets are bought and sold.

Temporary popularity of certain Investment Assets or categories within Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles may result in short-term value increases that prove unsustainable as investor preferences shift.

Temporary consumer enthusiasm, media attention, performance trends or “fads” within any of these markets may lead to short-term or temporary price increases, followed by declines in value. Demand for specific categories such as a particular athlete, entertainment franchise, real estate segment, artist, fund strategy or collectible type is influenced by changing trends, investor sentiment and the preferences of individual buyers. These conditions and trends are difficult to predict and may adversely impact our ability to sell an Investment Asset for a profit. These risks may be more pronounced for emerging or newly popular categories that lack a long valuation history. Such shifts in popularity could result in reduced profitability or a loss upon the sale of an Investment Asset.

We could be exposed to losses in the event of title or authenticity claims.

The buying, selling or transferring of Investment Assets across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles can involve potential claims regarding title, provenance, authenticity, contractual rights, licensing, or ownership of the Asset Pool. Authenticity or validity risks may arise from incorrect attribution, uncertain documentation, lack of certification, misrepresented rights, forged materials, or the acquisition of assets that are later determined not to be genuine or properly owned. In the event of a title, authenticity or rights-related claim against us by a buyer of an Investment Asset, we may or may not have recourse against the party from whom we acquired the asset, but such a claim could nevertheless expose us to losses. In addition, we do not maintain liquid assets to defend or settle such legal claims. Any such claim could materially reduce the value of the affected Investment Asset and adversely impact the value of the Class A Interests.

Real Estate assets within the Asset Pool may be subject to a variety of title, ownership, and property-related risks that could adversely affect our ability to generate returns.

Even after conducting customary due diligence, defects may exist in a property’s title, including unrecorded liens, boundary disputes, easements, zoning violations, fraudulent conveyances, or other encumbrances that are not readily discoverable. Any such defect could impair our ability to lease, operate, finance, or sell the property, delay revenue generation, or reduce the value ultimately realized upon disposition. Real estate assets may also produce revenue in different ways. Some properties may generate ongoing income through leasing or operating arrangements, while others may produce returns only upon sale, redevelopment, or refinancing. Market conditions, regulatory changes, tenant defaults, construction delays, or adverse economic environments may reduce or eliminate expected income streams. If a property fails to generate anticipated revenue, whether ongoing or at disposition, we may experience losses that negatively impact the value of the Asset Pool. Any title dispute, ownership challenge, or revenue shortfall could materially reduce the value of the affected real estate asset and adversely affect the value of the Class A Interests.

The Investment Assets could be subject to damage, theft or deterioration in condition, which could have a material adverse effect on the value of the Investment Asset.

We plan to store the tangible Investment Assets in a protected environment with security measures, but no amount of security can fully protect any particular Investment Asset from damage or theft. The damage or theft of valuable property despite these security measures could have a material adverse impact on the value of the Investment Assets and, consequently, the value of our Class A Interests.

Securities that constitute Investment Assets could be subject to loss, unauthorized transfer, issuer impairment, or other adverse events, any of which could have a material adverse effect on the value of the Investment Asset.

Securities that constitute Investment Assets could be subject to loss, unauthorized transfer, issuer impairment, or other adverse events, any of which could have a material adverse effect on the value of the Investment Asset. The securities held as Investment Assets could be adversely affected by custodial error, misappropriation, cyber-intrusion, counterparty failure, or other operational risks, any of which could materially reduce their value. We plan to maintain securities positions through regulated custodians, transfer agents, or other qualified intermediaries; however, no custodial arrangement can fully eliminate the risk of operational failure or unauthorized activity. In addition, the issuer of a security may experience financial distress, regulatory action, governance issues, or other adverse developments that could materially impair the value of the security or render it illiquid. Securities may also be subject to significant market volatility, limited secondary-market liquidity, or pricing inefficiencies, which may prevent us from selling a security at its estimated value or at any value at all. Even where custodial protections or insurance apply, such coverage may not fully compensate for losses, and certain losses may not be covered. Any loss, impairment, illiquidity, or inaccessibility of a securities-based Investment Asset could have a material adverse effect on the value of that asset and, consequently, on the value of the Class A Interests. Damage to the reputation, performance or perceived integrity of an Investment Asset could impair its value.

The value of an Investment Asset may depend in part on the reputation, performance, brand or public perception of associated individuals, entities or subject matter across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles. New information, allegations, performance declines, reputational harm, regulatory issues or negative publicity involving an athlete, entertainer, fund manager, property sponsor, artist or other related party may reduce demand for the asset and diminish or eliminate its value.

Changes in expert opinions, certifications or evaluations could damage or eliminate the value of an Investment Asset.

Across these markets, authenticity, legitimacy, performance potential or valuation often depends on expert assessments, certifications, appraisals or industry opinions. If respected experts, analysts, governing bodies or evaluators were to issue negative opinions regarding the authenticity, rights, performance metrics, condition or legitimacy of an Investment Asset, its value could be materially reduced or eliminated.

Insurance coverage may not cover all possible contingencies, exposing us to losses resulting from damage, loss or impairment of an Investment Asset.

We plan to maintain insurance coverage for Investment Assets against certain forms of damage, loss or impairment. However, insurance does not cover title claims and may expressly exclude losses caused by war, contamination, regulatory seizure, operational failures or other scenarios. A successful claim that the Company does not have valid title or ownership to an Investment Asset or any uncovered damage, destruction or impairment would have a material adverse impact on the value of the Class A Interests.

Industry sales cycles across these asset classes can be unpredictable.

Purchase behavior across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles is generally unpredictable due to the discretionary nature, scarcity, valuation volatility and high transaction values associated with these assets. Buyers may be more active when liquidity is abundant and may withdraw from the market during periods of economic uncertainty. In addition, many buyers rely on credit or leverage to acquire assets, and any tightening of credit availability could materially reduce demand. These conditions may adversely affect our ability to sell an Investment Asset and could result in reduced profitability or a loss upon sale.

Risks Related to our Reliance on our Management Team

The Board of Managers has sole discretion over the management and operation of the Company’s asset portfolio, including the day-to-day administration of the Investment Assets, consistent with the terms of our Operating Agreement.

This authority includes making all investment decisions relating to the acquisition, disposition, management, and ongoing oversight of the Asset Pool, certain fundamental governance powers and assisting the day-to-day administration of the Investment Assets.

The Board of Managers has exclusive voting authority over significant corporate actions, including amendments to the Company’s Operating Agreement; the issuance of additional Class A Interests and the incurrence of debt for borrowed money; approval of material business activities outside the ordinary course; and any other matters expressly reserved to the Board under the Operating Agreement.

Members of the Board of Managers may be removed with “Cause” by a majority of the Board, as such term is defined in the Operating Agreement. This concentration of authority in the Board of Managers may delay, deter, or prevent actions that holders of our Interests might otherwise favor. The interests of the Board of Managers may not always align with the interests of the Company or its members, which could adversely affect the market price of our Class A Interests or the ability of members to receive a premium in connection with a change of control.

Holders of our Class A Interests do not elect or vote on the Board of Managers and have limited ability to influence decisions regarding our business.

Our Operating Agreement provides that our assets, affairs and business will be managed under the direction of the Board of Managers. Holders of our Class A Interests do not elect or vote on the Board of Managers. Accordingly, unlike the holders of common stock in a corporation, holders of Class A Interests are limited to any rights retained in the Operating Agreement. Holders therefore have limited ability to influence decisions regarding our business.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of managers or independent board committees.

We do not intend to list the Class A Interests on a national securities exchange. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer listing on a national stock exchange would be. Accordingly, we are not required to have, and do not currently maintain, an independent manager or any other form of independent oversight. The Board of Managers is made up of Jason Glazer, Cesar Baez, and Dan Matthies. None of these individuals is required to meet, and we do not represent that they meet, the independence standards applicable to managers of companies listed on a national securities exchange. Although we may elect, in our discretion, to appoint an independent manager in the future, we are under no obligation to do so, and any such appointment would be voluntary and not required by Regulation A or any applicable corporate governance standard.

Accordingly, we do not have, nor are we required to have (i) a board of managers of which a majority consists of “independent” managers under the listing standards of a national stock exchange, (ii) an audit committee composed entirely of independent managers and a written audit committee charter meeting a national stock exchange’s requirements, (iii) a nominating/corporate governance committee composed entirely of independent managers and a written nominating/corporate governance committee charter meeting a national stock exchange’s requirements, (iv) a compensation committee composed entirely of independent managers and a written compensation committee charter meeting the requirements of a national stock exchange, and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to members of companies that are subject to all of the corporate governance requirements of a company listed on a national stock exchange.

We are reliant on the integrity of the XChange Place Platform and a security or privacy breach could expose us to liability or damage our reputation.

We will rely on the XChange Place Platform and other systems and technologies owned or licensed to communicate with our members. XChange Ventures, LLC also uses mobile devices, social networking and other online activities to communicate with employees and investors. Such uses give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. XChange Ventures, LLC collects sensitive and confidential information, including personal information about investors and private information about employees. Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. The theft, destruction, loss, misappropriation or release of sensitive and/or confidential information, or interference with the XChange Place Platform or any of the XChange Ventures, LLC’s information technology systems or the technology systems of third-parties on which XChange Ventures, LLC relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws and potential liability, any of which could result in a material adverse effect on the value and liquidity of the Class A Interests.

Risk of non-compliance with regulations.

The Class A Interests may be sold through the Broker-Dealer in any jurisdiction where applicable state law requires the involvement of a registered broker-dealer. In such states, offers and sales will be conducted through the Broker-Dealer which is a registered broker-dealer under the Exchange Act and appropriately registered in that state. Accordingly, Class A Interests will be offered and sold in those states only through a broker-dealer that satisfies applicable registration requirements. If a regulatory authority determines that the Company, which is not a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities in such states that require the involvement of a registered broker-dealer, including initial sale of the Class A Interests on the XChange Place Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Class A Interests on the XChange Place Platform, the Company may need to stop operating and therefore, the Company would not have an entity managing the Asset Pool. The XChange Place Platform does not facilitate resales or secondary trading of the Class A Interests. Any future secondary trading in the Class A Interests, if implemented, would be facilitated exclusively through a separate third-party registered broker-dealer or registered alternative trading system, and not through the XChange Place Platform. In addition, if the Company is found to have operated as a ‘broker-dealer’ without being properly registered, there is a risk that Class A Interests offered and sold while the Company was not registered may be subject to a right of rescission, which may result in the early termination of the Offering.

Risks Relating to Potential Conflicts of Interest

XChange Ventures, LLC and members of the Board of Managers and executive Officers, if any, will have other business Interests and obligations to other entities, including interests and obligations relating to the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries.

XChange Ventures, LLC expects to engage in other business activities, including other activities relating to the Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles industries. XChange Ventures, LLC may buy and sell other investment assets, enter into pre-auction guarantees, establish a gallery (for viewing purposes), establish other entities similar to us and other activities. In addition, neither the executive Officers, if any, nor the Board of Managers will be required to manage us as their sole and exclusive function and they will have other business Interests and will engage in other activities in addition to those relating to us. Their other business interests and activities could divert time and attention from operating our business.

Our Operating Agreement contains provisions that exculpate the Board of Managers from liabilities with respect to certain actions taken, even if such actions are negligent, which also reduces the remedies available to investors for certain acts by such persons.

Our Operating Agreement limits the liability of the Board of Managers, any of our members, any person who is an officer of ours and any person who serves at the request of the Board of Managers on behalf of us as an officer, director, members of the Board of Managers, partner, member, stockholder or employee of such person (collectively, “Protected Persons”). No Protected Person shall be liable for any loss, damage or claim incurred by reason of any act or omission performed or omitted in good faith on behalf of the Company or any Series and in a manner reasonably believed to be within the scope of the authority conferred by the Operating Agreement, except that a Protected Person shall remain liable for any loss, damage or claim incurred by reason of such Protected Person’s own actual fraud, willful misconduct, or any intentional and material breach of the Operating Agreement. With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, Officers, employees, consultants, attorneys, accountants and professional advisors of us selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A Interests for actions taken which may negatively affect us.

Risks Relating to Ownership of the Class A Interests and the Offering

There is no active public market for our Class A Interests and an active trading market may not ever develop or, even if developed, may not be available to all members, may not be sustained or may cease to exist following this Offering, which would adversely impact the market for our Class A Interests and make it difficult, or even impossible to sell your Class A Interests.

There is no active market for our Class A Interests, and the Company has no current plans to develop one. The Company does not currently intend to make the Class A Interests eligible for trading on any trading platform, does not currently intend to facilitate brokerage transactions in the Class A Interests, and does not expect the Class A Interests to be traded on any platform, including the XChange Place Platform, following the termination of this Offering. The Company does not, however, foreclose the possibility that, in the future, a third-party operated alternative trading system that is registered and in compliance with Regulation ATS and other applicable law may be engaged to facilitate secondary trading in the Class A Interests. The XChange Place Platform serves solely as a subscription and administration portal and does not provide any secondary market trading, order-matching, or brokerage functionality. All offers and sales of Class A Interests in this Offering are conducted exclusively through Andes Capital Group, LLC, a broker-dealer registered with the SEC and a member of FINRA and SIPC. Investors should be prepared to hold their Class A Interests for an indefinite period of time, as there can be no assurance that the Class A Interests will ever be tradable.

You may not be able to sell your Class A Interests at or above the offering price.

You may not be able to sell your Class A Interests at or above the initial offering price, or ever. Investors should be prepared to hold their Class A Interests for an indefinite period, as there can be no assurance that the Class A Interests can ever be tradable.

If our Class A Interests are ever able to trade, any trading price of our Class A Interests may be extremely volatile.

The Company does not currently operate an alternative trading system and has no current plans to implement one for secondary trading of the Class A Interests. There is currently no trading market for the Class A Interests. The Company does not, however, foreclose the possibility that, in the future, a third-party operated alternative trading system that is registered and in compliance with Regulation ATS and other applicable law may be engaged to facilitate secondary trading in the Class A Interests. If any resale market for the Class A Interests were ever to develop, whether through a permitted transfer, a third-party registered alternative trading system, or other arrangement approved by the Company and conducted in compliance with applicable law, any trading price could fluctuate widely in response to various potential factors, many of which would be beyond our control, including the total number of available buyers or sellers at any point in time, sales of similar Investment Assets, and economic, market, geopolitical and other external factors. As a result, any market price of our Class A Interests may be volatile, and holders of our Class A Interests may experience a decrease in the value of their Class A Interests. No assurance can be given that any resale market will ever develop, that the Class A Interests will become tradable, or that you will be able to sell your Class A Interests when desired on favorable terms, or at all. Investors should be prepared to hold their Class A Interests for an indefinite period.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Holders of our Class A Interests may face significant restrictions on the resale of the Class A Interests due to state “Blue Sky” laws or rules.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our Class A Interests will be registered or exempt from registration under the laws of any state. If our Class A Interests are quoted on an alternative trading system in the future, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our Class A Interests. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our Class A Interests. Accordingly, you should consider the resale market for our Class A Interests to be limited, as you may be unable to resell your Class A Interests without the significant expense of state registration or qualification, or at all.

Failure to raise the minimum offering amount could delay the availability of funds and adversely affect our business.

The proceeds of this Offering will be deposited into an escrow account and will not be released to us unless and until subscriptions of at least $5,000,000 have been received within the maximum offering period, which expires two years after qualification, and all conditions to release under the escrow arrangements have been satisfied. Pursuant to the Escrow Facilitator Engagement Letter, if the minimum offering amount is not achieved, we will not have access to any of the funds invested by subscribers. As a result, we may be unable to implement our business plan, make anticipated investments, satisfy contractual obligations, fund operations or purchase the Initial Pool on the timeline currently contemplated.

There can be no assurance that we will successfully raise the minimum offering amount within the applicable offering period, or at all. If we fail to do so, investors’ funds will remain unavailable to us and may ultimately be returned in accordance with the terms of the escrow arrangement. Even if we ultimately satisfy the minimum offering amount requirement, any delay in reaching such threshold could adversely affect our business, financial condition and prospects by postponing the deployment of capital, increasing our financing needs, causing us to miss strategic opportunities or requiring us to seek alternative sources of funding on less favorable terms. Accordingly, investors should not assume that we will have access to the proceeds of this Offering within any particular timeframe.

Sales of our Class A Interests under Rule 144 could reduce the price of our interests.

Aggregate proceeds from this Offering will not exceed $75,000,000 and not more than 750,000 Class A Interests will be sold in this Offering. The Class B Interests will be convertible into Class A Interests only after the holders of Class A Interests have first received a full return plus an annualized 6% preferred return of their invested funds in accordance with the Operating Agreement. Any annualized preferred return shall be payable exclusively from Available Cash, as defined in the Operating Agreement and is not guaranteed. Following satisfaction of this return-of-capital threshold, the Class B Interests will convert into Class A Interests. These Class A Interests and Class B Interests held by our affiliates, shall be “restricted securities” as defined in Rule 144 of the Securities Act. In general, our affiliates must either sell their restricted securities in a transaction exempt from the registration requirements of the Securities Act, in which case the buyer would own restricted securities that could not trade freely with the Class A Interests sold in this Offering for at least one year from the time of such sale, or they could sell their Class A Interests in accordance with Rule 144. Rule 144 requires that these affiliates hold their Interests for a period of at least one year, not sell more than one percent of the total issued and outstanding Class A Interests in any 90-day period and resell the Class A Interests in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of Class A Interests under Rule 144 could reduce prevailing market prices for our securities.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or the Asset Pool at any particular time. Therefore, the purchase price you pay for Class A Interests may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Class A Interests will not vary based on the underlying value of our assets at any time. XChange Ventures, LLC will pay all costs associated with utilization of XChange Place Platform to facilitate the Offering, the acquisition of any Investment Assets and all costs of our organization and this Offering. The eventual sale price of any Investment Asset may exceed the original purchase price we paid for the asset or the estimated market value of such Investment Asset at the time of disposition. Such excess amount represents a true-up payment to the Company in recognition of the Company’s efforts in identifying, sourcing, acquiring, financing, managing and administering the Investment Asset as well as market value and economic factors, in the discretion of the Board. The true-up payment may range from approximately 2% to 10% of the value realized upon disposition and does not necessarily reflect appreciation in the value of the applicable Investment Asset. Accordingly, the sale price of an Investment Asset, and any true-up payment paid to the Company, should not be interpreted as evidence that the Investment Asset has increased in value since its acquisition. The Company will be responsible for all ordinary and necessary costs for ongoing investment management-related expenses. Therefore, the fixed offering price established for our Class A Interests may not be supported by the current value of the Company or the Asset Pool at the time of the Offering or any particular time in the future.

If we face litigation related to the Offering, we may elect to auction the Investment Assets in the Asset Pool and the proceeds of any sale at such auction may be insufficient to provide an adequate remedy. Further, if investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Class A Interests have not been registered under the Securities Act and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act, including Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this Offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Class A Interests or find an exemption under the securities laws of each state in which we offer the Class A Interests, each investor may have the right to rescind his, her or its purchase of the Class A Interests and to receive back from us his, her or its purchase price with Interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we may elect to sell the Investment Assets and there can be no assurance that the proceeds of any such sale would be an adequate remedy for our investors and we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

We do not have, and are not required to have, an independent manager, an audit committee, or a compensation committee.

We do not have an audit or compensation committee composed of independent managers. The Board of Managers is made up of Jason Glazer, Cesar Baez, and Dan Matthies. As a Regulation A issuer that is not listed on a national securities exchange, we are not subject to the corporate governance requirements applicable to publicly listed companies. As a result, all oversight relating to financial reporting, compensation, conflicts of interest, and related-party transactions is performed solely by our Board of Managers, none of whom is required to be independent. Investors therefore will not have the same protections afforded to members of companies that maintain independent managers or board committees.

Analysts in the securities industry or in the industries related to our Investment Assets—including Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles—may publish research reports, commentary or analysis regarding us, our business model or the Asset Pool. It is also possible that media outlets, commentators and industry experts will publish informal opinions or news stories about us or the Investment Assets, and such commentary may be negative and may adversely affect the value of the Class A Interests.

Given the unique features of our business model and this Offering, analysts, media, commentators and industry experts may publicize opinions regarding the value, desirability or performance prospects of the Asset Pool or the Class A Interests. These opinions may be unfavorable and could significantly and adversely affect the value of our Class A Interests.

Purchasers in this Offering and in the aftermarket will experience dilution in the book value of their investment over time.

The initial offering price per Class A Interest will be approximately $100 per Class A Interest. The Board of Managers and the Consultant may earn a management services fee in the form of cash and performance compensation in Class B Interests. This fee will when issued and upon conversion of the Class B Interests into Class A Interests, will effectively reduce the tangible book value per Class A Interest over time. Additionally, if the value of the Class A Interests increases over time, the number of Class A Interests to be issued upon conversion of the Class B Interests will also increase over time resulting in additional dilution to holders of our Class A Interests.

Risks of investing using a credit card.

We may accept credit cards for subscriptions, provided that any such credit-card investment does not exceed the lesser of $500 or the amount permitted by applicable law per subscriber. An investment in the Class A Interests is a long-term and highly illiquid investment, and payment by credit card should be viewed only as a temporary funding convenience—not as a long-term method of financing an investment.

Using a credit card to invest will result in third-party processing fees (often ranging from 1.5% to 3.0%), Interest charges and other borrowing costs that will reduce your expected investment returns and may exceed any actual returns generated by the investment. In addition, failure to meet minimum payment obligations may damage your credit profile, making future borrowing more difficult or more expensive. Investors should carefully consider their personal financial situation before using a credit card to purchase securities.

Provisions of our Certificate of Formation and our Operating Agreement may delay or prevent a take-over which may not be in the best interests of holders of our Class A Interests.

Provisions of our Certificate of Formation and the Operating Agreement may be deemed to have anti-takeover effects, which include, among others, the Board of Managers having sole and exclusive control of our operations with the exclusion of the holders of the Class A Interests being able to vote upon certain limited circumstances, and may delay, defer or prevent a takeover attempt.

Although we may seek to pay dividends in the future, there is no guarantee that any dividends will be paid.

Any decision to declare or pay dividends on our Class A Interests will be made by our Board of Managers and will depend on a variety of factors, including the amount of Available Cash as defined in our Operating Agreement, performance and liquidity of the Asset Pool, our financial condition, operating results, and applicable legal and contractual restrictions.

We may not maintain cash reserves, and dividends will only be possible if one or more Investment Assets are sold at a price that exceeds our purchase price and, after deducting all related costs and expenses, sufficient funds remain to permit a dividend payment. There is no assurance that any Investment Asset will be sold at a profit, or sold at all. As a result, investors should not rely on receiving dividends and should be prepared for the possibility that no dividends will ever be paid on the Class A Interests.

We intend to be taxed as a corporation for U.S. Federal income tax purposes.

We currently anticipate that the Company (and each series) will be taxed as a corporation for U.S. Federal income tax purposes. A U.S. corporation generally is taxable on its worldwide income, which means that the Company will be required to pay entity-level U.S. Federal income taxes on its taxable income, including (without limitation) any gains from the sale of the Investment Assets. Any such taxes will reduce the net amount of funds available for distribution to you, and may adversely impact the amount you receive, after taxes, from income or gains related to holding or disposing of the Investment Assets. In addition, we may incur costs in taking steps to mitigate any such adverse effect on the post-tax returns to investors.

By purchasing Class A Interests in this Offering, you are bound by the jurisdiction and venue provisions contained in our subscription agreement which may limit your ability to bring claims in forums other than those specified in the agreement.

By purchasing Class A Interests in this Offering, investors agree to be bound by the jurisdiction and venue provisions contained in Section 11.2 of our subscription agreement under which investors irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of New York for any suit, action, or proceeding arising out of or relating to the subscription agreement or the Class A Interests, and waive any objection to personal jurisdiction, venue, forum, or enforceability in those courts. Please note that these jurisdiction and venue provisions do not apply to claims made under the federal securities laws, including the Securities Act and the Exchange Act. These provisions may limit the ability of investors to bring class action lawsuits or seek remedies on a class-wide basis to the extent such claims are required to be brought in the specified courts. These limitations may result in increased costs and/or reduced remedies for individual investors who wish to pursue claims against the Company.

DILUTION

The following table summarizes the differences between the total consideration and the weighted-average price per Class A Interest paid by, on the one hand, Officers, Managers, and affiliates of the Company who have acquired Class A Interests prior to the date of this Offering Circular and, on the other hand, investors participating in this Offering, before deducting estimated Offering expenses of $410,539, assuming that the maximum gross proceeds from the Offering of $75,000,000 are raised. As of the date of this Offering Circular, an aggregate of 15,000 Class A Interests are issued and outstanding. Future awards could be issued at per interest prices above or below the price per interest offered in this Offering.

The table below does not include Class A Interests issuable upon conversion of any Class B Interests.

	Class A Interests Purchased		Total Consideration			Weighted-Average Price per
Assuming 100% of Class A Interests Sold:	Number	Percentage	Amount		Percentage	Class A Interest
Existing Class A Interests outstanding before this Offering(1)	15,000	1.96%		(1)	N/A		(1)
New investors purchasing Class A Interests in this Offering	750,000	98.04%	$75,000,000		100.0%	$100.00
Total	765,000	100.0%	$75,000,000		100.0%	$100.00

(1)	The 15,000 Class A Interests currently outstanding were issued to Xchange Place Digital LLC, the Consultant, pursuant to the Consultancy Agreement as compensation for services rendered in connection with structuring, preparing, and facilitating the submission of this Offering. In addition, 125,000 Class B Interests have been issued to the Consultant as compensation for advisory services. These Class B Interests are subject to vesting conditions, no vesting has occurred as of the date of this Offering Circular, and they are not included in this table as they are not convertible into Class A Interests unless and until both the applicable vesting conditions and the Make-Whole Requirement have been satisfied. No cash consideration was received by the Company in connection with the issuance of such interests.

PLAN OF DISTRIBUTION

Andes Capital, an Illinois limited liability company (“the Broker-Dealer”), will manage the sale of the Class A Interests pursuant to an engagement letter agreement dated as of July 21, 2026, as amended and restated by the amendment agreement dated October 15, 2026, (as amended, the “Broker-Dealer Engagement Agreement”). The Broker-Dealer shall use its best efforts to find potential purchasers for the Class A Interests offered pursuant to this Offering Circular and may engage other broker-dealers to do so. The Broker-Dealer is under no obligation to take the securities and has not committed to purchase any of the Class A Interests offered herein. Subscriptions will be made only through the XChange Place Platform and payment will be made directly to the escrow account at TriState Capital Bank in accordance with the Escrow Facilitator Agreement. The Broker-Dealer shall not directly accept subscriptions or accept payment for the Class A Interests. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with TriState Capital Bank and will not be commingled with any other funds and will not be released, unless and until there is a closing of the Offering. The Broker-Dealer is a broker-dealer registered with the SEC and a member of FINRA and SIPC and is registered in each state where the law requires the use of registered broker-dealer and where the Offering and sale of the Class A Interests will occur. All fees and expenses of the Broker-Dealer will be paid by the Company. Accordingly, the gross proceeds from the Offering shall not be the same as the net proceeds from the Offering.

Online Subscriptions and Bank Account

Through the XChange Place Platform, investors can, once they sign up, register, complete required KYC procedures, and obtain a user identification and password, browse and screen potential investments, view details of an investment and documents online. After the qualification by the SEC of the offering statement of which this Offering Circular is a part, the Offering will be facilitated through the XChange Place Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price in the form of ACH debit transfer, wire transfer or credit card into a segregated non-interest bearing account held by us until a closing date of this Offering. The subscription funds paid by investors as part of the subscription process will be held in a noninterest-bearing segregated account of the Company with TriState Capital Bank and will not be commingled with any other funds and will not be released, unless and until there is a closing of the Offering in accordance with the Escrow Facilitator Agreement. The Broker-Dealer will not be responsible for collecting or holding investor funds. We may also permit payment to be made by credit card if and to the extent we can establish and maintain relationships with payment processing entities to facilitate such transactions and provided we are able to do so in accordance with SEC and FINRA guidelines. If we accept credit cards, any such credit card subscription shall not exceed the lesser of $500 or the amount permitted by applicable law, per subscriber. Investors contemplating using their credit card to invest are urged to carefully review “Risk Factors – Risks of investing using a credit card.” Credit card investment will result in incurrence of third-party fees and charges, Interest obligations which will lower your expected investment returns and could exceed your actual returns. In addition, if you cannot meet your minimum payment obligation, you may damage your credit profile which would make it more difficult and more expensive to borrow in the future. On any applicable closing date, the funds in the account will be released to us and the associated Class A Interests will be issued to the investors in this Offering. If the particular closing is unsuccessful, the funds deposited in the segregated account will be promptly returned to subscribers, without deduction and generally without Interest. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail via a check in U.S. dollars.

The Xchange Place Platform serves solely as a subscription and administration portal and does not function as a broker-dealer, exchange, or order-matching facility. It does not bring together orders of multiple buyers and sellers, does not operate under established non-discretionary methods by which such orders interact, and does not facilitate trade execution. All offers and sales of Class A Interests are effected exclusively through the Broker-Dealer. Any future secondary trading functionality, if implemented, would be conducted through a separate third-party registered broker-dealer or registered alternative trading system, subject to full compliance with applicable law, including Regulation ATS and Exchange Act Section 15.

Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to us (where the funds will be available for use in the operations of the Company’s business in a manner consistent with the “Use of Proceeds” in this Offering Circular).

Engagement Agreement with the Broker Dealer.

We and the Broker-Dealer have entered into an engagement letter agreement, dated as of July 21, 2026, as amended and restated by the amendment agreement dated October 16, 2026. The term of the Broker-Dealer Engagement Letter began upon execution of the original engagement letter agreement on July 21, 2026 and will continue for one-year, unless terminated earlier in accordance with its terms. XChange Ventures, LLC is responsible for the payment of all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Class A Interests under state securities laws and FINRA’s issuance of a No Objection Letter; and (v) other distribution expenses. To the extent that any of these fees and expenses are paid by the Broker-Dealer with our approval, the Company will, upon request, reimburse the Broker-Dealer for such fees and expenses. In the event the engagement letter agreement is terminated for any reason other than because of the Broker-Dealer’s material failure to provide the services contemplated by the engagement letter agreement, the Company shall reimburse Andes Capital for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. The Broker-Dealer will be entitled to receive commissions from the Company in connection with this Offering which will vary depending on a variety of factors, including the total amount of capital raised by Andes Capital and other broker-dealers engaged by the Broker-Dealer to assist in the distribution, provided that commissions payable to the Broker-Dealer for capital raising activities in connection with this Offering shall not exceed the maximum compensation for the Broker-Dealer which including FINRA filing fees as set out in the Broker-Dealer engagement letter is $4,507,500.

In addition, Andes Capital and representatives of Andes Capital will receive additional payments in respect of various activities that are not directly attributable to this Offering but are considered deal-related compensation. These payments relate to: (i) Broker-Dealer of Record services, which include providing regulatory oversight of the Offering, reviewing offering materials for compliance with applicable securities laws and FINRA requirements, supervising the conduct of registered representatives involved in the Offering, and maintaining required books and records; (ii) Investor Outreach services, which consist of introducing the Offering to institutional and accredited investors within Andes’ network and conducting related introductory and engagement efforts; (iii) a one-time onboarding and consulting fee of $7,500 for services provided in connection with the initiation and preparation of the Offering, including coordination with third-party vendors and general guidance regarding Offering readiness; and (iv) reimbursement for out-of-pocket expenses of up to $11,750 in connection with the Offering. These amounts are payable by XChange Ventures, LLC and such amounts are payable regardless of whether any particular offering is consummated.

The maximum compensation for this Offering is $4,507,500, consisting of 1.0% Broker-Dealer of Record compensation (maximum of $750,000), 5.0% Investor Outreach compensation (maximum of $3,750,000) on capital raised through Andes’ direct introductions and introductory efforts, and a $7,500 onboarding and consulting fee. For the avoidance of doubt, the total amount of all items of compensation from any source payable to broker-dealers, or affiliates thereof, will not exceed $4,507,500 of the Offering. All broker-dealer compensation will become due and payable upon consummation of this Offering including the commissions and the fees and costs set forth above.

Transfer Agent and Registrar

We have engaged Colonial Stock Transfer Company, Inc. (“Transfer Agent”) to be the transfer agent and registrar for the Class A Interests and will be subject to the agreed upon fee schedule. Such transfer agent engagement letter is attached hereto as Exhibit 6.5.

The Transfer Agent’s address is at 7840 S 700 East, Sandy Utah 84070 and its telephone number is +1 801-355-5740. The Company will pay the fees of the Transfer Agent.

Escrow Facilitator

We have engaged North Capital Private Securities Corporation to act as Escrow Facilitator in connection with the Offering. Such Escrow Facilitator engagement letter is attached hereto as Exhibit 6.4. The Escrow Facilitator, through TriState Capital Bank, will receive, hold, and release investor funds in accordance with the terms of the escrow agreement. Investor funds will be deposited into a segregated, non-interest-bearing escrow account and will be released to the Company only upon satisfaction of all of the following conditions: (i) a minimum of $5,000,000 in subscriptions has been received within the maximum offering period, which expires two years after qualification, and cleared in escrow, (ii) all required identity, anti-money laundering and bad actor checks have been completed for the Company and all its control persons, and (iii) the Company has delivered to the Escrow Facilitator written confirmation that the minimum offering has been met, a full accounting of all subscriptions received, and written instructions directing the release of funds, all of which must occur prior to the expiration of the escrow period. If any of these conditions are not satisfied within the required timeframe, all investor funds will be returned to investors in full without deduction.

If the minimum offering amount of of $5,000,000 is not met by the close of business on the termination date, or if the offering is cancelled by us for any reason prior to that date, the Escrow Facilitator will liquidate the escrow account and return all funds directly to subscribers. Refunds will be processed immediately in the days following termination. The Company will bear all offering expenses, and no portion of investor funds held in escrow will be utilized to pay expenses, fees, or commissions if the offering fails to close.

The Escrow Facilitator’s address is 623 E. Fort Union Boulevard, Suite 101 Midvale, Utah 84047 and its telephone number is (888) 625-7768. The Company will pay the fees of the Escrow Facilitator.

Book-Entry Records of Class A Interests

Ownership of the Class A Interests will be represented in “book-entry” only form directly in the name of the respective owner of the Class A Interests and shall be recorded by the Transfer Agent and that no physical certificates shall be issued, nor received, by the Transfer Agent or any other person. The Transfer Agent shall send out email notifications of positions and notifications of changes “from” us upon each and every event affecting any person’s ownership Interest, with a footer referencing the Transfer Agent.

We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the Class A Interests, or for maintaining, supervising or reviewing any records relating to ownership of Class A Interests. We do not supervise the systems of the Transfer Agent.

Investment Amount Limitations

There is a $500 minimum purchase requirement. The maximum purchase limitation per investor is $10,000,000; however, we can waive the minimum purchase requirement or maximum purchase limitation on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation set out in the paragraph above to invest in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Class A Interests (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Class A Interests, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, or the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Class A Interests is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Class A Interests; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

We will commence the sale of the Class A Interests within two days after the Offering Statement of which this Offering Circular is a part has been qualified by the SEC. The termination of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement, or (iii) a date determined by the Board of Managers in its discretion. The maximum offering period is two years from commencement of the Offering, though we reserve the right to terminate the Offering at any time for any reason.

Testing the Waters

We plan to use the XChange Place Platform website at xchangeplace.io to provide notification of this anticipated Offering. Prior to the qualification of this Offering Statement by the SEC, if you desire information about this anticipated Offering, you would go to the XChange Place Platform website. The XChange Place Platform website is planned to contain publicly available information regarding prior auction sales of comparable Investment Assets. This offering circular as well as amendments to this Offering Circular after it has been publicly filed and prior to qualification by the SEC will be furnished to prospective investors for their review via download 24 hours per day, 7 days per week on the website as well.

Procedures for Subscribing

After the qualification by the SEC of the offering statement of which this Offering Circular is a part, if you decide to subscribe for any Class A Interests in this Offering, you should go to the XChange Place Platform website at xchangeplace.io, and follow the links and procedures described on the website. The website will direct you to receive (upon your acknowledgement that you have had the opportunity to review this Offering Circular), review, execute and deliver the subscription agreement electronically. The XChange Place Platform provides a secure portal to enable you to subscribe as follows:

1.	Once an offering statement has been qualified by the SEC, you can initiate the subscription process by visiting xchangeplace.io and clicking on the “Invest Now” link adjacent to a reference to the particular offering.

2.	Once you have created a username and password, you will be directed to the online account creation form to provide your basic identifying information. You will subsequently be required to answer a series of suitability questions before proceeding to finalize the account-creation process.

3.	You will be requested to verify your identity and you will be presented with an active hyperlink to a Customer ID Program Notice which describes the identification information you need to provide. You will be prompted to provide us with your address, date of birth and, in some cases, your social security or tax identification number. You will also be asked: (i) whether you are an accredited investor (with appropriate definitions provided) and if not, you will be asked to confirm that your investment will be less than 10% of your net worth or annual gross income, (ii) whether you or anyone in your household are associated with a FINRA member, securities exchange, self-regulatory organization or the SEC and (iii) whether you or anyone in your household or immediate family is a 10% shareholder, officer, or member of the board of managers of a publicly traded company.

4.	You will then be presented with a link to the final Offering Circular (and any post qualification supplements or amendments, if applicable) and basic information about the Offering, including an image of the relevant investment asset, the number of Class A Interests offered, the maximum aggregate offering amount and the minimum investment amount.

5.	You will be requested to confirm the number of Class A Interests you wish to subscribe for and the corresponding dollar amount of your proposed subscription.

6.	After a prompt to continue, you will be requested to select a payment method, including: (i) linking a bank account to facilitate payment through the Automated Clearing House, or ACH, (ii) federal funds wire transfer or (iii) credit card, as follows:

(a)	ACH. If you choose to link your bank account, you will be requested to select your bank among a directory of banks and you will be prompted to provide your bank user name and password and to select the particular account. You may also confirm your bank account by confirming micro deposits in lieu of using your user name and password.

(b)	Wire Transfer. If you choose to pay by wire transfer, you will be provided with the issuer’s bank account number, routing number and bank address, along with a unique identifying code that will enable us to match the incoming wire transfer with your subscription.

(c)	Credit Card. If you choose to pay by credit card, you will be prompted to provide your credit card information and will be presented with a screen that reflects the amount of your subscription, the amount of fees that would be charged by the credit card issuer for the transaction and the total amount payable.

7.	Assuming your email address is valid, you will be directed to review and execute a copy of the subscription agreement, which contains an active hyper-link to the Operating Agreement for the issuer and is self-populated with your name, address, telephone number, subscription amount and method of payment.

8.	After your identity is cleared against certain governmental terrorist watch lists and lists designed to prevent or deter money-laundering, you will be presented with a confirmation of your accepted subscription. Investors selecting ACH will receive an email that payment has been initiated and a follow-up email indicating that the payment has been received by the issuer.

9.	You will receive an email confirmation indicating the amount of your subscription, along with a fully executed copy of the subscription agreement, which will be time and date stamped, for your records.

10.	You will then be presented with a screen requesting certain tax exemption status information that will be used, along with other information previously provided, to populate a Form W-9 (Request for Taxpayer Identification Number and Certification) or W-8 (International), as applicable.

11.	Lastly, you will be directed to a “My Account” screen that summarizes the status of your subscription, order history, whether or not Class A Interests have been issued, profile information, tax documents and active hyperlinks to the subscription agreement and Operating Agreement.

Any potential investor will have ample time to review the Offering Circular and Subscription Agreement, along with their counsel, prior to making any final investment decision. We will not accept any money until the SEC declares this Offering Statement qualified.

All funds received from investors in this Offering will be held in a non-interest bearing segregated bank account of the Company with TriState Capital Bank. The Broker-Dealer will not be responsible for collecting or holding investor funds. The funds in the account will be released to us only after we close the Offering on the closing date. At any particular closing, the proceeds will be distributed to us and the associated Class A Interests will be issued to the investors in this Offering. Subscriptions for Class A Interests are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. If any funds are returned by us if we choose to reject a subscription or elect not to proceed with the Offering, such funds will be returned by mail in the form of U.S. dollars.

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Class A Interests does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this Offering Circular, you are purchasing the Class A Interests for your own account and that your rights and responsibilities regarding your Class A Interests will be governed by our Operating Agreement and Certificate of Formation, and Amended and Restated Certificate of Formation, each filed as an exhibit to the offering circular. Purchasers of our Class A Interests in this Offering and subsequent purchasers will be deemed to become party to the XChange Ventures, LLC Operating Agreement, a form of which is filed as Exhibit 2.3 hereto.

●	Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to the non-interest bearing segregated bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will check your identity against certain governmental watchlists designed to detect and prevent money laundering and other criminal activity. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

●	Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Class A Interests subscribed at a closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A Interests.

In order to purchase Class A Interests and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

The Class A Interests will not be offered or sold to prospective investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

Non-U.S. investors may not participate in the Offering.

USE OF PROCEEDS TO ISSUER

We intend to seek gross proceeds from this Offering of up to $75,000,000. The Company will pay all expenses of the Offering, including auditing, legal fees, printing and blue sky expenses associated with qualification of the Offering Statement under Regulation A and all fees and expenses of the Broker-Dealer. Therefore, the gross proceeds from this Offering will not equal the net proceeds from this Offering.

We will use the net proceeds to acquire Investment Assets. We may in our discretion retain net proceeds on our balance sheet or reinvest them in short-term investment instruments, or use proceeds to pay down existing debt of the Company, including, without limitation, continuing offering expenses or for general corporate purposes, including salary and compensation obligations to our employees and consultants, and to acquire future Investment Assets from time to time.

The table below sets forth our estimated use of proceeds from this Offering, assuming we sell 750,000 Class A Interests. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

Gross Offering Proceeds	$75,000,000
Less:
Offering Expenses(1):	$410,539
FINRA filing fees	$11,750
Sales Commissions:	$4,507,500
Net Proceeds from this Offering:	$70,100,960
Estimated Amount available for Investment	$70,100,960

(1)	Includes estimated expenses to be paid subject to adjustment by us, in connection with this Offering, including, without limitation, expenses related to the preparation and submission of the Offering Circular and all amendments thereto; FINRA filing fees; SEC filing fees; state “blue sky” notice filing fees; accounting fees; legal fees; costs associated with the preparation, printing, and distribution of this Offering Circular and any supplements; marketing and advertising expenses; website, online platform, and technology-related costs; transfer agent and Escrow Facilitator fees; and all other expenses incurred in connection with the qualification, marketing, and distribution of the Class A Interests.

DESCRIPTION OF BUSINESS

The discussions contained in this Offering Circular relating to the Initial Pool and the respective industry of each Investment Asset class are taken from third-party sources that the Company believes to be reliable and the Company believes that the information from such sources contained herein is reasonable, and that the factual information therein is fair and accurate.

Overview

We were formed as a Delaware series limited liability company on April 23, 2026 in order to acquire the Investment Assets. We are a manager-managed series limited liability company with a Board of Managers responsible for the overall governance of the Company, while all investment decisions relating to the management and operation of the asset portfolio are made solely by the Board of Managers.

We are offering up to 750,000 Class A Interests for aggregate consideration of up to $75,000,000 in this Offering. The termination of the Offering will occur on the earlier of (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement, or (iii) a date determined by the Board of Managers in its discretion.

We may in our discretion retain net proceeds on our balance sheet or reinvest them in short-term investment instruments, or use the proceeds from the Offering to pay down existing debt of the Company, including, without limitation, offering expenses or for general corporate purposes, including salary and compensation obligations to our employees and consultants, or to acquire additional Investment Assets to contribute to the Asset Pool. We do not expect to generate any revenues or cash flow immediately. Certain Investment Assets may generate revenue upon acquisition or during the period in which they are held, while other Investment Assets are not expected to generate any revenue unless and until they are sold. No profits will be realized by investors unless they are able to sell their Class A Interests through brokerage transactions or other secondary trading arrangements approved by us and conducted in compliance with applicable law, including, as applicable, the registration and exemption provisions of the Exchange Act and Regulation ATS thereunder. We will be 100% reliant on the Board of Managers to maintain the Asset Pool and administer its business. Following a closing of the Offering, we intend to acquire assets for the Asset Pool, although we may instead hold any Investment Asset directly or distribute, allocate, or sell any such Investment Asset to one or more Series of the Company. The Board of Managers is entitled to provide reimbursements in connection with any expenses incurred or services provided relating to the acquisition, financing, management or disposition of any Investment Asset. The Board of Managers may from time to time utilize the Consultant, pursuant to a Consultancy Agreement dated August 4, 2026, to assist in the administration and management of the Company’s business; however, ultimate authority and all investment, allocation, and disposition decisions shall remain solely with the Board of Managers.

The Investment Assets

Athletes

The Company’s sports-related assets may include revenue-sharing arrangements with professional or amateur athletes pursuant to which the Company provides an upfront payment in exchange for a contractual right to receive a portion of the athlete’s future earnings. These earnings may include compensation from professional play as well as ancillary income such as merchandising, sponsorships, and appearance fees. These arrangements may be held by series of the Company, and the Company may offer Interests in such series to investors, subject to applicable securities laws. In some cases, the revenue-sharing instruments will be structured as contingent repayment obligations or similar contracts designed to increase the likelihood of principal recovery. Certain series may also hold U.S. Treasury zero-coupon securities to provide principal-protection features for investors. In some instances, a series may also operate a business related to the athlete, which may affect the series’ status under the Investment Company Act of 1940. The Company will evaluate each series to determine whether it qualifies as an operating company and to ensure compliance with applicable regulatory requirements.

Thoroughbred Racehorses

The Company may form series that will acquire Interests in thoroughbred racehorses and, in certain cases, U.S. Treasury securities intended to provide principal-protection features. Horses are not securities, and series holding horse Interests will generally operate active businesses responsible for selecting, acquiring, training, and managing the horses. These series are expected to be treated as operating companies rather than investment companies under applicable law.

Teams

To the extent the Company invests in professional sports teams, such investments will likely be made through series that hold minority or non-controlling Interests. The operational characteristics of each series will depend on the rights associated with the underlying team Interest. In such cases, the Company will evaluate whether Interests in the series constitute securities and will include these determinations in its overall securities-law analysis.

Entertainment

The Company may invest across the film, theater, and music sectors. Film-related investments may involve the formation of operating entities to finance the development, production, and distribution of motion pictures. Theater investments may be structured in a similar manner, with series or operating entities established to support the production and commercialization of live theatrical works. Music-related investments may include the acquisition of contractual rights to revenue streams generated by musicians, such as royalties or other income derived from recordings, publishing, or performances. The Company may hold these Interests through series and may offer fractionalized Interests in such series to investors, subject to compliance with applicable securities laws.

Real Estate

The Company may acquire and hold real estate assets for multiple business purposes. The Company may purchase, renovate, and resell properties, and may produce digital content documenting renovation activities for distribution on the Xchange Place Platform. The Company is also evaluating potential media or reality-based programming related to certain projects. Alternately, the Company may hold properties for rental income and for potential long-term or short-term appreciation. Real estate assets will be owned directly by the Company or through wholly owned subsidiaries, depending on the structure and operational requirements of each project.

Art and Collectibles

The Company intends to acquire artwork and collectibles using Company capital. These assets may be transferred into series and fractionalized following a valuation process. Artwork may be sold when management determines it is appropriate, after which the series will be wound down. In certain cases, the Company may invest in contractual rights to the future earnings of emerging artists, which may constitute securities, or may acquire portfolios of artworks to be distributed or monetized over time. Collectibles will be structured and managed in a manner similar to the Company’s art investments.

Alternatives

Subject to compliance with relevant regulatory regimes, the Company may make limited investments in third-party funds, including venture capital, private equity, private credit, hedge funds, real estate investment vehicles, and other alternative investment structures, with the objective of generating returns and enhancing portfolio diversification for the Holders of Class A Interests in such funds may be reoffered pursuant to available exemptions from registration under applicable federal and state securities laws, depending on the structure of the investment and applicable regulatory requirements. Certain opportunities may involve operational, advisory, management, or strategic participation components, and the Company will evaluate each transaction to determine the appropriate regulatory treatment and compliance requirements.

In addition, the Company may invest in a broad range of securities and financial instruments, including equity securities, preferred stock, corporate bonds, municipal bonds, exchange-traded funds, mutual funds, money market instruments, and fixed-income investments. The Company may also invest in securities issued or guaranteed by governmental entities, including U.S. Treasury bills, Treasury notes, Treasury bonds, agency securities, and other domestic or foreign government obligations, for purposes including capital preservation, liquidity management, income generation, and strategic portfolio allocation. All investments will be made in accordance with applicable securities laws and the Company’s investment objectives, risk management policies, and regulatory obligations.

The Investment Assets within the Initial Pool

The Company has entered into a non-binding letter of intent, dated August 3, 2026, regarding the proposed acquisition of U.S. Treasury STRIPS and/or other zero-coupon securities issued or guaranteed by the United States Treasury. U.S. Treasury STRIPS (Separate Trading of Registered Interest and Principal of Securities) are securities created by separating the principal and interest components of eligible U.S. Treasury obligations and selling them as individual zero-coupon securities. Unlike traditional interest-bearing bonds, zero-coupon securities do not make periodic interest payments and instead are issued or purchased at a discount to their face value, with the holder receiving the full-face value at maturity if the security is held until maturity and the issuer satisfies its obligations. Zero-coupon treasury securities are commonly used for long-term capital preservation, liability matching, and other investment strategies designed to provide a known future value on a specified date, as their value at maturity is fixed at issuance.

Upon the receipt of Offering proceeds, the Company intends to allocate a portion of the net proceeds to the purchase of such securities, with maturities selected to correspond generally to the Company’s anticipated investment horizon. The Company intends to acquire these securities in an amount that, if held to maturity and if the United States Government fully performs its obligations, would be expected to produce aggregate proceeds at maturity approximately equal to the gross proceeds raised in this Offering. Because zero-coupon securities are generally purchased at a discount to their face value, the amount required to acquire such securities is expected to be less than the amount payable at maturity, allowing the remaining proceeds, after payment of Offering expenses, to be used for investments, operations, working capital, acquisitions, and other corporate purposes consistent with the Company’s business strategy. The letter of intent is non-binding, and there can be no assurance that the contemplated acquisition will be completed on the terms described herein, or at all.

Other than the short-term U.S, Treasury STRIPS described above, the Company has not identified the specific Investment Assets it intends to acquire with the proceeds of this Offering. The Board of Managers has sole and exclusive discretion to identify, evaluate, and approve all future Investment Asset acquisitions, and will do so in accordance with the investment criteria and asset categories described in this Offering Circular. The Company will disclose material information regarding the acquisition of significant Investment Assets in its ongoing reports filed with the SEC pursuant to Regulation A.

See “Risk Factors—Risks related to our Business Model— A portion of our assets may consist of Alternatives, on a limited basis,, some of which may be considered “securities” as defined under the Investment Company Act of 1940, and there is a risk that we could be deemed an investment company.”

Competition

At the time we attempt to sell any Investment Asset within the Asset Pool, we may face substantial competition from other entities and individuals who are selling or seeking to sell similar investment assets. These other parties may be better funded and may be able to sell their investment assets at a lower price than us. Further, we will face significant risks from other competitive factors, such as the available supply of similar investment assets for sale.

True-up Payments to the Company

The eventual sale price of any Investment Asset may exceed the original purchase price we paid for the asset or the estimated market value of such Investment Asset at the time of disposition. The Company is entitled to receive true-up payments as revenues upon the disposition of an Investment Asset. The true-up payment is intended to compensate the Company for its efforts in identifying, sourcing, acquiring, financing, managing and administering Investment Assets prior to their disposition. The Company currently expects the true-up payment to generally range from 2% to 10% of the proceeds realized upon the disposition of an Investment Asset. The amount of any true-up payment will not necessarily correspond to any appreciation in the value of the applicable Investment Asset and may, in certain circumstances, exceed the increase in value of such assets since its acquisition.

Government Regulation

Regulation of the markets in which our Investment Assets operate

Transactions involving our Investment Assets across Sports, Entertainment, Real Estate, Art, Alternatives or Collectibles operate within several established federal regulatory regimes. Although the regulatory requirements differ by asset class, a number of federal statutes and agencies govern the acquisition, ownership, transfer and commercialization of these assets. Compliance with these federal frameworks may impose additional obligations on us or restrict certain activities relating to the Asset Pool.

Sports

Sports-related assets and commercial rights are subject to federal laws governing competition, labor practices and consumer protection. The Sports Broadcasting Act of 1961 governs collective licensing of broadcasting rights among professional sports leagues. The Sports Agent Responsibility and Trust Act (SPARTA) prohibits deceptive practices in athlete representation and regulates certain commercial conduct involving athletes. In addition, federal antitrust laws, including the Sherman Act and the Federal Trade Commission Act, apply to league governance, team conduct and competition issues relevant to certain sports-related assets.

Entertainment

Entertainment-related assets, including rights in film, music and other creative works, are primarily governed by federal intellectual-property laws. The Copyright Act regulates ownership, licensing and transfer of copyrights, while the Lanham Act governs trademarks, merchandising rights and brand-related assets. The Digital Millennium Copyright Act (DMCA) imposes obligations relating to digital rights management and online distribution of copyrighted content. The Federal Trade Commission Act also applies to marketing, endorsements and consumer-facing entertainment merchandise.

Real Estate

Federal real-estate regulation focuses on disclosure, anti-fraud and foreign-investment reporting. The Real Estate Settlement Procedures Act (RESPA) governs disclosures and anti-kickback rules in certain real-estate transactions. The Foreign Investment in Real Property Tax Act (FIRPTA) imposes tax-withholding requirements on foreign sellers of U.S. real-property Interests. To the extent real-estate-related assets are structured as securities or fractionalized Interests, they may also be subject to the Securities Act and the Exchange Act.

Art

Art-related assets are subject to federal laws governing cultural property, stolen property and import/export controls. The National Stolen Property Act (NSPA) criminalizes the interstate or international transport of stolen art and cultural property. The Cultural Property Implementation Act (CPIA) implements U.S. obligations under international cultural-property treaties and governs the importation of certain protected objects. U.S. Customs and Border Protection regulations impose documentation, declaration and provenance-related requirements for imported or exported art.

Alternatives

Alternative assets structured as securities are subject to comprehensive federal oversight. The Securities Act governs registration, disclosure and exemptions for securities offerings, while the Exchange Act imposes ongoing reporting, trading and anti-fraud obligations. The Investment Advisers Act of 1940 may apply to investment-management activities involving certain alternative assets. These statutes collectively regulate the offering, sale and ongoing management of securities-based Interests within the Asset Pool.

Collectibles

Collectibles, including memorabilia, trading cards, rare items and other tangible goods, may be subject to federal consumer-protection and anti-fraud laws. The Federal Trade Commission Act prohibits unfair or deceptive practices in the marketing or sale of collectibles. The National Stolen Property Act applies to stolen or unlawfully obtained collectibles transported across state or national borders. Certain categories of collectibles may also be subject to federal import/export controls administered by U.S. Customs and Border Protection.

Patriot Act

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Patriot Act) is intended to strengthen the ability of U.S. law enforcement agencies and intelligence communities to work together to combat terrorism on a variety of fronts. The Patriot Act, to which we are subject, has significant implications for depository institutions, brokers, dealers and other businesses involved in the transfer of money. The Patriot Act required us to implement policies and procedures relating to anti-money laundering, compliance, suspicious activities, and currency transaction reporting and due diligence on customers.

EMPLOYEES

As of the date of this Offering Circular, we have no full-time employees and several part-time advisors. All of our day to day operations are administered by our Board of Managers.

LEGAL PROCEEDINGS

There are no legal proceedings currently pending against us which would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened. It is possible that we will find ourselves involved in litigation, in which case we will be wholly reliant on the Board of Managers to address such litigation as necessary. If the Board of Managers settles a case or receives an adverse judgment, the Board of Managers will have the right to auction the Investment Assets within the Asset Pool and any legal costs, settlement or judgment paid by the Board of Managers would then be reimbursed upon a sale of the Investment Assets pursuant to the terms of the Operating Agreement.

DESCRIPTION OF PROPERTY

The Company’s principal office is located at 6 East 69th Street, New York, N.Y. The Company does not own any real property and has no material commitments to purchase, develop, or lease additional property. Should future business requirements necessitate additional space, the Company expects to secure such facilities through standard commercial leasing arrangements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed as a Delaware series limited liability company on April 23, 2026 to structure the transaction and to acquire the Investment Assets. We have not conducted any operations other than preparation for this Offering prior to the date of this Offering Circular and will not conduct any business activities except for activities relating to the ownership, maintenance, promotion and the eventual sale of the Investment Assets. Our strategy will be to display and promote the Asset Pool in a manner designed to increase its exposure and enhance its value. We are not aware of any trends, uncertainties, demands, commitments or events that will materially affect our operations or the liquidity or capital resources of the Company.

Critical Accounting Policies and Estimates

The preparation of our financial statements in accordance with generally accepted accounting principles is based on the selection and application of accounting policies that require us to make significant estimates and assumptions about the effects of matters that are inherently uncertain. We consider the accounting policies discussed below to be critical to the understanding of our financial statements. Actual results could differ from our estimates and assumptions, and any such differences could be material to our consolidated financial statements.

Investing in the Investment Assets

When we acquire an Investment Asset within the Asset Pool upon a closing of the Offering, it will be recorded on the balance sheet at cost, which is the purchase price we pay for any Investment Assets. Investment Assets may be classified as either long-lived assets or as short-term assets held for sale, depending on their nature and our expected holding period. Certain assets in the Asset Pool have an indefinite life. We will evaluate the classification of each Investment Asset in accordance with U.S. GAAP. As the value of the Asset Pool increases, the Company may reduce the amount of U.S. Treasury STRIPS held while maintaining the protective objectives of this investment.

Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy.

Income Taxes

We expect that we (including each series) will be treated as a corporation for U.S. federal income tax purposes. As a corporation, we will be subject to U.S. federal income tax at the corporate level on our taxable income. Investors will generally be taxed on dividends received from the Company, if any, and on any gain recognized upon the sale or other disposition of their securities. See “Material U.S. Federal Tax Considerations.” The Board of Managers will have the authority to act on our behalf with respect to tax audits and certain other tax matters and to make such elections under the Internal Revenue Code and other relevant tax laws as the Board of Managers deems necessary or appropriate.

Liquidity and Capital Resources of the Issuer

XChange Ventures, LLC will pay all costs associated with the acquisition of the Investment Assets within the Asset Pool and all costs of our organization and this Offering. The Company is managed directly by its Board of Managers and officers, who may from time to time receive Class A Interests and Class B Interests as compensation for their services. We will rely on the Board of Managers to manage our business in accordance with our Operating Agreement and internal governance procedures.

The Company’s original source of financing will be equity contributions from XChange Place Digital LLC. Equity contributions including those used to cover legal fees and accounting fees will be reimbursed from the proceeds of the Offering. The Company believes that it has sufficient funds available as of the date of this Offering Circular to conduct its operations and satisfy its obligations following the Offering.

The Company may engage in other business activities at the discretion of the Board of Managers outside of maintaining the Asset Pool, and the Company cannot estimate at this time what the aggregate costs and expenses associated with such activities will be, as they will depend on a variety of factors. Additionally, the Company may hold Investment Assets within the Asset Pool for a short or long period at its discretion.

Offering Costs and Expenses

The expenses associated with this Offering are estimated to be $410,539 and shall be paid by the Company from the net proceeds of the Offering. See “Use of Proceeds” of this Offering Circular for additional information on costs associated with this Offering.

MANAGEMENT

Our day-to-day operations are managed by our Board of Managers. Investment management and all decisions relating to the acquisition, disposition, and oversight of assets are the responsibility of our Board of Managers, who have sole discretion over all investment decisions.

The Board of Managers performs investment-management functions pursuant to the authority granted under our Operating Agreement.

The Board of Managers oversees and performs the following non-investment functions:

Operational and Entity-Level Responsibilities

A.	Oversight and management of banking activities

B.	Preparation and filing of SEC and other corporate filings

C.	Financial, accounting, and bookkeeping functions, including retention of an auditor

D.	Recordkeeping, shareholder registrar functions, and regulatory compliance

E.	Providing listing-related services, to the extent required by law

F.	Tax reporting and related compliance

G.	Bill payment and treasury functions

H.	Selecting and negotiating insurance coverage for the Company, including Manager and Officer insurance

I.	Maintaining the Company’s interests ledger and coordinating with the transfer agent, Escrow Facilitator, and related parties

J.	Overseeing software, technology, and operational infrastructure

K.	Managing litigation and coordinating legal and professional services

L.	Selecting and engaging underwriters, placement agents, and other intermediaries for securities offerings

Investment-Related Responsibilities (Board of Managers)

The Board of Managers is responsible for all investment-related activities, including:

Asset-Level Services

A.	Monitoring, evaluating, and providing investment advice regarding each Investment Asset

B.	Overseeing valuation processes, including engaging third-party valuation firms

C.	Advising on financial, legal, and strategic matters relating to each Investment Asset

D.	Managing transaction-readiness activities, including due diligence and financial modeling

Transactional Services

A.	Negotiating terms of potential sales and executing transactions

B.	Obtaining appraisals and statements of condition

C.	Managing transaction-related expenditures

D.	Coordinating with legal, financial, and professional advisors

Third Parties and Exclusivity

Pursuant to the Operating Agreement the Board of Managers may, to the extent the Board of Managers determines advisable, outsource, delegate, or coordinate the services of third-party professionals, experts, advisors, or consultants to perform any portion of the Board of Managers’ responsibilities, and all costs and expenses of such third-party services will be borne by the Company.

Members of the Board of Managers of the Company

As of the date of this Offering Circular, which assumes that the Company’s Operating Agreement is effective, the following sets forth the executive Officers and members of the Board of Managers of the Company and their positions and offices as follows:

Name	Age	Position
Jason Glazer	51	Member of the Board of Managers
Cesar Baez	71	Chairman, Member of the Board of Managers
Dan Matthies	56	Member of the Board of Managers

Jason Glazer. Jason “Jay” Glazer is a sports media executive, broadcaster, author, and entrepreneur with more than two decades of experience covering the National Football League and related sports and entertainment industries. Since 2004, he has served as NFL Insider for FOX Sports’ FOX NFL Sunday, where he reports on league news, player personnel matters, injuries, coaching developments, and other NFL-related matters. During his tenure with FOX Sports, Mr. Glazer has reported on significant NFL developments, including league investigations, coaching changes, player transactions, and team personnel decisions, and was named Sports Illustrated’s Media Person of the Year in 2007. Mr. Glazer is also active in mixed martial arts, having hosted and contributed to national MMA programming and developed training programs for professional athletes. In January 2022, Mr. Glazer released Unbreakable: How I Turned My Depression and Anxiety Into Motivation and You Can Too, and he hosts Unbreakable with Jay Glazer: A Mental Wealth Podcast, which focuses on mental health and personal resilience. Mr. Glazer is also the founder or co-founder of charitable initiatives, including Merging Vets & Players, which supports former military veterans and former professional athletes, and Touchdown Dreams, which has paired NFL players and coaches with children facing serious illnesses. Jay holds a B.S. in Mass Media from Pace University, where he graduated in 1993.

Cesar Baez. Mr. Baez has more than 30 years of experience in private equity, asset management, media, and investment banking. He is the Managing Partner of SOELA Partners LLC and previously founded Centinela Capital Partners, a $1 billion private equity fund of funds. Before that, he served as Head of Strategy, Institutional Business Development, and Private Equity for Deutsche Bank Alternative Investments. From 2003 to 2005, he was the inaugural Head of Alternative Investments for the State of New Jersey Investment Division, overseeing a $72 billion defined benefit plan. From 1994 to 2001, he was a Partner and Principal at Hicks, Muse, Tate & Furst, where he co-founded the firm’s Latin America private equity initiative and served as President and Chief Executive Officer of CEI Media Holdings, a portfolio company. Mr. Baez has served on the boards of Lenox Inc., Tetherview Inc., and the Smithsonian Latino Museum Gallery and has taught alternative investments as an Adjunct Professor at Wagner College. He received the Ellis Island Medal of Honor in 2006 and holds a B.S. in Economics and Business Administration from Wagner College.

Dan Matthies. Mr. Matthies is a senior financial-technology and product executive with more than 20 years of experience building and scaling investment-operations and data platforms. He currently serves as Global Head of the Bloomberg Partnership at Clearwater Analytics, where he leads the strategy, development, and execution of a joint front-to-back investment-operations platform and oversees cross-functional product, engineering, and go-to-market initiatives. He has held prior leadership roles across fintech organizations, driving zero-to-one platform development, AI and data-infrastructure integration, and enterprise growth contributing to more than $3 billion in created enterprise value. Mr. Matthies holds an MBA from The Wharton School of the University of Pennsylvania, a B.S. in Business Finance from The College of New Jersey and has completed executive programs at the Stanford Graduate School of Business, including the Stanford Executive Program and Corporate Entrepreneurship Program. He is a Chartered Financial Analyst (CFA) and Chartered Alternative Investment Analyst (CAIA).

Significant Consultant

Pursuant to the Consultancy Agreement, the Company has appointed Xchange Place Digital LLC to act as Consultant. The Consultant will be directed by George Hall, an investment executive with more than three decades of experience in financial markets. He is the Chairman and Chief Executive Officer of XChange Place LLC, the managing member of XChange Place Digital LLC, and a co-founder of Sport-BLX Inc. Mr. Hall earned his MBA from the Wharton School of the University of Pennsylvania in 1985 and thereafter joined Citicorp’s Mortgage-Backed Securities group, where he traded residential and commercial mortgage-backed securities and later served as head of the MBS desk. From 1989 to 1991, he was a portfolio manager at Greenwich Capital Markets. In 1991, he founded Clinton Group Inc., an SEC-registered investment adviser, and served as its Chief Executive Officer through 2021. Under his leadership, the firm expanded from mortgage-focused strategies into multiple arbitrage and trading strategies across fixed income, asset-backed securities, convertible securities, credit, event-driven strategies, merger arbitrage, and equity statistical arbitrage, supported by quantitative research and operational infrastructure. At its peak, Clinton Group managed more than $5 billion in hedge fund assets and approximately $5 billion in CDO and CLO assets. Mr. Hall holds a BS from the U.S. Merchant Marine Academy.

On October 18, 2024, a civil lawsuit was filed in United States District Court in the Southern District of New York (Case No. 1:24-cv-07954 (JAV)) by certain plaintiffs against SportBLX Securities and George Hall, founder of Xchange Place Digital, the Company’s consultant alleging a violation of Section 10(b) and Rule 10b-5, fraud in the inducement, negligent misrepresentation, and breach of fiduciary duty.  SportBLX Securities and Mr. Hall filed a Motion to Dismiss with the Court as of May 2025, denying any and all claims raised in the lawsuit, and Mr. Hall intends to vigorously defend against any and all allegations by the plaintiff group in this matter if it is not dismissed.

Mr. Hall was a party to a lawsuit filed by Cypress Holdings, III, L.P. (“Cypress” or “Plaintiff”) in the Supreme Court of the State of New York, County of New York, on January 11, 2022. The action was removed to the United States District Court for the Southern District of New York on February 14, 2022, and docketed as Case No. 1:22-cv-01243 (LGS). The complaint alleged a federal securities fraud claim along with several state-law claims. The court granted summary judgment in Mr. Hall’s favor on all claims except the state-law claim for breach of the implied covenant of good faith and fair dealing. The defendants, including Mr. Hall, in turn filed their own action against Cypress and its managing partner, Michael M. Salerno, alleging federal securities fraud, common-law fraud, and breach of fiduciary duty. That action was consolidated under the Cypress case caption. Trial began in February 2026 and resulted in a split verdict finding Mr. Hall liable for breach of the implied covenant of good faith and fair dealing and finding Cypress and Mr. Salerno liable for breach of fiduciary duty. Mr. Hall has since moved for a new trial.

Limited Liability and Indemnification of the Board of Managers and Others

Our Operating Agreement limits the liability of the Board of Managers, any members of our Company, any person who is an officer of our Company and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, partner, member, stockholder or employee of such person. None of the foregoing persons shall be liable to us or any other of our members for any action taken or omitted to be taken by it or by other person with respect to us in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred by the Operating Agreement, except in the case of a liability resulting from any of the foregoing person’s own actual fraud, wilful misconduct, or any intentional and material breach of our Operating Agreement. With the prior consent of the Board of Managers, any of the foregoing persons may consult with legal counsel and accountants with respect to our affairs (including interpretations of the XChange Ventures, LLC Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether any of the foregoing persons acted with the requisite degree of care, such person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, Officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such person may rely upon such statements if it believed that such statements were materially false. The foregoing limitations on liability reduce the remedies available to the holders of the Class A Interests for actions taken which may negatively affect us.

Insofar as the foregoing provisions permit indemnification of members of the Board of Managers, Officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Term, Withdrawal and Removal of Members of the Board of Managers

Our Operating Agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term. The majority of the Board of Managers has the authority, as set forth in the Operating Agreement, to remove any Manager with “Cause” as such term is defined in the Operating Agreement. A Manager may also resign or withdraw at any time in accordance with the Operating Agreement.

Involvement in Certain Legal Proceedings

Except as disclosed herein, during the past five years, none of the Company’s executive officers, members of the Board of Managers, significant employees, or control persons has been a party to any criminal proceedings, SEC or other regulatory enforcement actions, material civil litigation, bankruptcy, receivership, insolvency, or other legal proceedings required to be disclosed under applicable securities laws, including Regulation S-K Item 103 or Regulation A. The Company is not aware of any such proceedings involving any such persons that would be material to an investment decision in the Company’s securities.

MANAGEMENT COMPENSATION

The Board of Managers will receive compensation for services relating to this Offering and the acquisition, maintenance and sale of the Investment Assets. The items of compensation are summarized below.

The following table sets forth the form of compensation and the recipient of such compensation together with the determination of the amount and the estimated amount.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount
Fees for Management Services	Pursuant to our Operating Agreement, the Board of Managers will manage all of our asset-management services and will maintain the Asset Pool. The members of the Board of Managers may be entitled to receive fees and expense reimbursement in connection with any expenses incurred or services provided relating to the acquisition, financing, management or disposition of any Investment Asset or for ordinary and necessary management of our operations, which may be paid in the form of Class A Interests or Class B Interests following a closing of the Offering.

Fees to Consultant	The fees to the Consultant shall be as set out below.

Reimbursement of Extraordinary Expenses	The Board of Managers will also manage all extraordinary or non-routine services that may be required from time to time, including, without limitation, litigation matters and any services relating to the sale of Investment Assets or any sale, merger, third-party tender offer, or similar strategic transaction involving the Company. The Board of Managers has sole discretion to determine whether such services are necessary and may outsource or delegate any portion of these responsibilities to third-party professionals, advisors, or consultants. All costs and expenses incurred by the Board of Managers in connection with such extraordinary or non-routine services, including fees of any third-party service providers, will be borne by the Company.	Actual amounts are dependent upon the amount and timing of payments received and we cannot determine these amounts at the present time.

Compensation of Employees

We currently have no full-time employees. Our employees will be compensated directly by the Company.

Compensation of the Board of Managers

Members of the Board of Managers are entitled to receive compensation for their service on the Board of Managers.

Managers may receive compensation in the form of Class B Interests, as provided under our Operating Agreement in respect of their service on the Board of Managers. The Board of Managers has been designated an aggregate of 125,000 Class B Interests for potential future issuance as equity compensation for services rendered in their capacity as Managers. Any future issuance of Class B Interests to members of the Board of Managers will be subject to such vesting conditions, continued service requirements, performance milestones, or other criteria as the Board of Managers may establish from time to time in its sole discretion. Class B Interests, when and if issued, are economically subordinate to the Class A Interests and are not eligible for conversion into Class A Interests unless and until both the applicable vesting conditions and the Make-Whole Requirement (as defined in the Operating Agreement) have been satisfied.

In addition to the equity compensation described above, the Managers will be entitled to receive from time-to-time cash compensation grants from a fixed compensation pool of up to $750,000 (the “Manager Compensation Pool”). Amounts from the Compensation Pool may be paid in quarterly disbursements, and only to the extent the Company has Available Cash, as defined in the Operating Agreement, for distribution as of the time of such disbursement. The allocation of the Compensation Pool among the Managers will be determined by the Board of Managers or as otherwise provided in the Operating Agreement. No amounts from the Compensation Pool are permitted to be distributed unless and until the Company has Available Cash.

Compensation of the Consultant

The Consultant is entitled to receive compensation for the services provided to the Company in its capacity as a consultant. In connection with services provided to the Company thus far, including substantial work performed in structuring, preparing, and facilitating the submission of this Offering, the Consultant has been issued 15,000 Class A Interests as compensation as of the date of this Offering. These Class A Interests were granted in recognition of the Consultant’s contributions to the development, documentation, and execution of the offering process and related strategic advisory services.

In addition to the issuance of Class A Interests described above, the Consultant will be entitled to receive from time to time cash compensation from a pool of up to $750,000 (the “Consultant Compensation Pool”) that is separate and distinct from the Manager Compensation Pool. The Consultant’s share of the Compensation Pool will be paid in quarterly disbursements, and only to the extent the Company has Available Cash, as defined in the Operating Agreement, for distribution as of the time of such disbursement. The allocation of the Consultant’s portion of the Compensation Pool will be determined in accordance with the Operating Agreement or as otherwise established by the Board of Managers.

In addition to the 15,000 Class A Interests issued to the Consultant as described above, 125,000 Class B Interests have been issued to the Consultant as compensation for advisory services. Any future issuance of Class B Interests to the Consultant will be subject to such vesting conditions, continued service requirements, performance milestones, or other criteria as the Board of Managers may establish from time to time in its sole discretion pursuant to the Consultancy Agreement and the Operating Agreement. Class B Interests, when and if issued, are not eligible for conversion into Class A Interests unless and until both the applicable vesting conditions and the Make-Whole Requirement (as defined in the Operating Agreement) have been satisfied.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

The following table sets forth information about the current beneficial ownership of the Company on the date of this Offering Circular, and the estimated beneficial ownership of the Class A Interests and Class B Interests after the Offering for:

●	Each person known to us to be the beneficial owner of more than 10% of the Class A Interests;

●	Each named executive Officer; and

●	Each member of the Board of Managers.

As of the date of this Offering Circular, there are 15,000 Class A Interests of the Company currently issued and outstanding. The Operating Agreement for XChange Ventures, LLC authorizes two classes of membership Interests of the Company in the form of: (i) the Class A Interests and (ii) the Class B Interests.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of our Company, 6 East 69th Street, New York, N.Y. 10021. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole investment power with respect to all Class A Interests and Class B Interests that they beneficially own, subject to applicable community property laws.

We have presented the beneficial ownership of the Class A Interests based on the assumption that all 750,000 Class A Interests offered in this Offering will be sold.

In computing the number of Class A Interests owned after this Offering, we have assumed that the Class A Interest value at such time would be $100 per Class A Interest.

	Class A Interests Beneficially Owned Prior to this Offering		Class A Interests Beneficially Owned After this Offering(3)
Name of Beneficial Owner	Number	Percent	Number	Percent
Named members of Board of Managers(1):
Cesar Baez	0	*	0	*
Dan Matthies	0	*	0	*
Jason Glazer	0	*	0	*
10% holders:
XChange Place Digital LLC(2)	15,000	100%	15,000	1.96%

(1)	The Board of Managers has been designated an aggregate of 125,000 Class B Interests for potential future issuance as equity compensation. When and if issued, Class B Interests will be convertible into Class A Interests for no additional consideration only upon the satisfaction of both the applicable vesting conditions established by the Board of Managers and the Operating Agreement.
(2)	Xchange Place Digital LLC serves as the Consultant and has been issued 15,000 Class A Interests as compensation for consultancy services rendered to date pursuant to the Consultancy Agreement. In addition, 125,000 Class B Interests have been issued to the Consultant as compensation for advisory services. When and if vested, Class B Interests will be convertible into Class A Interests for no additional consideration only upon the satisfaction of both the applicable vesting conditions established by the Board of Managers and the Make-Whole Requirement as defined in the Operating Agreement.
(3)	Assumes a fully subscribed offering of 750,000 Class A Interests, resulting in a total of 765,000 Class A Interests outstanding after this Offering.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company may be subject to various conflicts of Interest arising out of the Board of Managers’ relationship with other affiliates of XChange Ventures, LLC. These conflicts are discussed below and this section is concluded with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts. References throughout this Offering Circular to the “Operating Agreement” refer to the Company’s Operating Agreement as amended and restated from time to time.

In addition to the compensation arrangements discussed in the section titled “Management Compensation,” the following is a description of each transaction since April 23, 2026 (our inception) and each currently proposed transaction in which:

●	We have been or will be a participant;

●	The amount involved exceeds one percent of our total assets; and

●	In which any member of the Board of Managers or executive officer of the Company or of the related XChange Ventures, LLC entities or their applicable beneficial owners, or beneficial owners of more than 4% of the Class A Interests or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Our Affiliates’ Interests in Other XChange Ventures, LLC Entities

General

The Officers and members of the Board of Managers who perform services for us are also Officers, members of the Board of Managers, managers, and/or key professionals of other XChange Ventures, LLC entities or affiliates. These persons have legal obligations with respect to those entities that are similar to their obligations to us. In the future, these persons and other affiliates of XChange Ventures, LLC may organize other industry-related programs and acquire for their own account assets related to the Company’s Investment Assets. In addition, XChange Ventures, LLC may grant equity Interests to certain management personnel performing services.

Consultancy Agreement

The Board of Managers has engaged the Consultant pursuant to the Consultancy Agreement to act in an advisory capacity to the Company. The Consultant is wholly owned by the Company’s founder. As compensation for services provided in connection with the structuring, preparation and facilitation of this Offering and related advisory services, the Consultant has been issued 15,000 Class A Interests and 125,000 Class B Interests. The 125,000 Class B Interests have been issued to the Consultant and are outstanding, subject to vesting conditions, and are not eligible for conversion into Class A Interests unless and until both the applicable vesting conditions and the Make-Whole Requirement have been satisfied. The Consultant is eligible to participate in distributions from the Consultant Compensation Pool, subject to the terms of the operating agreement.

DESCRIPTION OF SECURITIES

The following is a summary of the principal terms of, and is qualified by reference to, the Operating Agreement and the subscription agreements relating to the purchase of the Class A Interests offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those document which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the subscription agreements, as applicable, the provisions of the Operating Agreement or the subscription agreements, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

As of the date of this Offering Circular, there are 15,000 Class A Interests and 125,000 Class B Interests issued and outstanding, respectively. The Company’s Operating Agreement creates two classes of membership Interests of the Company: Class A membership Interests (referred to as the “Class A Interests”) and Class B membership Interests (referred to as the “Class B Interests”). We are offering up to 750,000 of our Class A Interests, for an aggregate amount of up to $75,000,000 pursuant to this Offering Circular. The termination of the Offering will occur on the earlier of: (i) the date that the subscriptions for the Class A Interests offered hereby total $75,000,000, (ii) the date that is the second anniversary of the qualification of this Offering Statement or (iii) a date determined by the Board of Managers in its discretion. The following description of the Interests is based upon our Certificate of Formation, the XChange Ventures, LLC Operating Agreement, and applicable provisions of law, in each case as in effect prior to the qualification of this Offering Statement. The following summary of certain material provisions of our Operating Agreement does not purport to be complete and is qualified in its entirety by reference to our Certificate of Formation and Operating Agreement, each of which is filed as an exhibit to this Offering Circular. References to “Interests” refer collectively to the Class A Interests and Class B Interests, and references to the “Operating Agreement” refer to the Operating Agreement of XChange Ventures, LLC, as amended from time to time, the form of which is filed as Exhibit 2.3.

Membership Interests

We were formed as a Delaware series limited liability company on April 23, 2026, in order to acquire the Investment Assets. Investors purchasing Class A Interests in this Offering are acquiring membership interests in XChange Ventures, LLC, the master limited liability company. A purchaser of Class A Interests does not acquire, and does not receive any direct ownership of, legal title to, or a security interest in, any specific Investment Asset, any identified subset of Investment Assets, or any particular series of the Company. The Class A Interests are intended to provide the holder with indirect economic exposure to the Company’s diversified Asset Pool as a whole, and any economic return to a holder of Class A Interests depends on the overall performance of the Company and its Asset Pool generally rather than on the performance of any single Investment Asset or any individual series. Upon purchase, each investor is admitted as a member of the Company and becomes bound by the provisions of the Operating Agreement. Following our formation, the Consultant was issued 15,000 Class A Interests. Pursuant to our Operating Agreement we may not issue any additional Class A Interests after the consummation of this Offering, other than as described in this Offering Circular, including the Class A Interests that may be issued upon conversion of the Class B Interests.

Organization and Duration

We were formed on April 23, 2026, as a Delaware series limited liability company pursuant to the Delaware Limited Liability Company Act (the “Act”). We will remain in existence unless we are liquidated in accordance with the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, we are permitted to engage in such activities as determined by the Board of Managers that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us and the Board of Managers pursuant to the agreement relating to such business activity, provided that the Board of Managers shall not approve certain actions referred to as “Major Decisions,” specifically (i) any merger, acquisition, or consolidation, conversion or division of the Company or (ii) to the fullest extent permitted by applicable law, the dissolution of the Company, without obtaining the prior written approval or affirmative vote of Members holding a majority of the Voting Interests as set forth in Section 2.8(c) of the Operating Agreement.

Board of Managers and its Powers

We are a manager-managed limited liability company as set forth in Section 401 and Section 101 of the Act. Our Operating Agreement appoints the Board of Managers of the Company.

Pursuant to the Operating Agreement to become effective, the Board of Managers shall have full authority in their discretion to exercise, on our behalf and in our name of the Company, all rights and powers of a “manager” of a limited liability company under the Act necessary or convenient to carry out our purposes. Any person not a party to our Operating Agreement dealing with us will be entitled to rely conclusively upon the power and authority of the Board of Managers to act for us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of us and in our name.

Subject to Chapter 18 of Subtitle II of Title 6 of the Delaware Code, referred to as the Act, as amended from time to time, and any successor thereto (the “Delaware Act”), the Board of Managers has exclusive voting authority over significant corporate actions, amendments to the Company’s Operating Agreement; the issuance of additional interests and the incurrence of debt for borrowed money; approval of material business activities outside the ordinary course; and any other matters expressly reserved to the Board under the Operating Agreement, provided that Major Decisions require the affirmative vote of Members holding a majority of the Voting Interests under the Operating Agreement.

Any member of the Board of Managers may be removed and replaced by a majority of the Board of Managers with “Cause” as such term is defined in our Operating Agreement.

Classes of Ownership

Class A Interests. The Class A Interests being offered in this Offering which will represent in the aggregate approximately 98.04% of our members’ capital assuming that at least 750,000 Class A Interests are sold in this Offering. Assuming the foregoing, there will be at least 765,000 Class A Interests outstanding upon a closing of the Offering and the number of additional Class A Interests that may be issued by our Company following the Offering (subject to issuances pursuant to stock-splits, recapitalizations or similar transactions) is limited to Interests issuable upon conversion of the Class B Interests.

Class B Interests. The Class B Interests will automatically convert into Class A Interests upon the occurrence of certain events and milestones as set by the Board of Managers from time to time.

Agreement to be Bound by the Operating Agreement

By purchasing Class A Interests, you will be admitted as a member of our Company and will be bound by the provisions of and deemed to be a party to the Operating Agreement. Pursuant to the Operating Agreement, each holder of Class A Interests or Class B Interests and each person who acquires a Class A Interest or Class B Interest from a holder must agree to be bound by the terms and conditions of the Operating Agreement.

Member Voting

Holders of Class A Interests and Class B Interests have no general voting rights with respect to the management or operations of the Company, and no holder of Class A Interests shall be entitled to vote on any matter, except as expressly set forth below with respect to Major Decisions.

Except as expressly set forth below with respect to Major Decisions, no voting interests are allocated to or exercisable by holders of Class A Interests or Class B Interests, and no quorum, majority or other member-level voting threshold applies to any action of the Company. Subject to the Act and except as set forth below, all matters reserved to the Board of Managers under the Operating Agreement, including amendments to the Operating Agreement, the issuance of additional interests, the incurrence of indebtedness for borrowed money and the approval of material activities outside the ordinary course of business, shall be determined exclusively by the Board of Managers without any vote, approval or consent of the members.

Notwithstanding the foregoing, pursuant to the Operating Agreement, the Board of Managers shall not approve the following actions, referred to as “Major Decisions,” without the prior written approval or affirmative vote of Members holding a majority of the Voting Interests: (i) any merger, acquisition, or consolidation, conversion or division of the Company; or (ii) to the fullest extent permitted by applicable law, the dissolution of the Company. For purposes of any vote on Major Decisions, any Interests Beneficially Owned by the Initial Member or any Affiliate of the Initial Member shall not be entitled to vote and shall not be considered in determining the total number of votes available or required. Except with respect to Major Decisions, no vote, consent, approval, or other action of the members shall be required or permitted with respect to any matter.

Whenever holders of Class A Interests are required or entitled to vote on any matter, that vote may be taken at a meeting or via written consent in lieu of a meeting.

The Company shall provide holders of voting interests with not less than five (5) nor more than sixty (60) days’ prior notice of any meeting, and any action subject to a vote of holders of voting interests at a meeting shall require a quorum, in the form of votes actually cast (whether in person or by proxy), from at least a majority of the voting interests eligible to vote on such matter or such higher percentage as may be required for such action. At any meeting or on any matter that is to be voted on or consented to by holders of voting interests, the then-holders of our voting interests may vote in person or by proxy, and such vote may be made, and a proxy may be granted, in writing, by means of electronic transmission or as otherwise permitted by applicable law.

We have elected to be governed by paragraphs (b), (c), (d), and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of our voting interests were members of a Delaware corporation. Such sections generally regulate proxies for any voting purposes. In the event that we become subject to Regulation 14A under the Exchange Act, pursuant to and subject to the provisions of Rule 14a-16 under the Exchange Act, we may, but are not required to, utilize a Notice of Internet Availability of Proxy Materials, as described in that rule, in conjunction with proxy material posted to an Internet site, in order to furnish any proxy or related material to holders of voting interests pursuant to Regulation 14A under the Exchange Act. We currently intend to utilize the XChange Place Platform to the extent possible for meetings of, and votes of, our members.

Member Distributions.

Distributions, if any, will only be made from “Available Cash”, defined, with respect to the Company or any applicable Series, the gross cash receipts of the Company or such Series from operations, less the sum of: (i) payments of principal, interest, charges and fees pertaining to any of the indebtedness of the Company or such Series; (ii) costs and expenses, including without limitation offering costs, incurred in the conduct of the business of the Company or such Series; and (iii) amounts reserved to meet the reasonable needs of the business of the Company or such Series, as applicable. There can be no assurance as to the timing of any distribution or that any distribution will be paid at all. Any decision to make a distribution will be at the sole discretion of the Board of Managers, taking into account the Company’s then current financial condition and such other factors as the Board of Managers deems relevant, and no distribution will be made unless sufficient Available Cash exists at the time of such determination.

There can be no assurance as to the timing of a distribution or that we will pay a distribution at all. There are no contractual restrictions on our ability to declare or pay dividends and if any are to be paid in the future, such decision will be at the discretion of the Board of Managers and will depend on our then current financial condition and other factors deemed relevant by the Board of Managers.

Limited Liability

The liability of each member of our Company shall be limited as provided in the Act and as set forth in the Operating Agreement.

The Act provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the Act shall be liable to the Company for the distribution for three years. Under the Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the Company, other than liabilities to members on account of their Class A Interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the Company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Exculpation and Indemnification of the Board of Managers and Others

Subject to certain limitations, our Operating Agreement limits the liability of each member of the Board of Managers and its affiliates, any of our members, any person who is our officer and any person who serves at the request of the Board of Managers on behalf of us as an officer, member of the Board of Managers, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person shall be liable to us or any other member of our Company for any action taken or omitted to be taken by it or by other person with respect to us in good faith on behalf of the Company or any Series and in a manner reasonably believed to be within the scope of the authority conferred by the Operating Agreement, except in the case of a liability resulting from such Protected Person’s own actual fraud, willful misconduct, or any intentional and material breach of our Operating Agreement. With the prior consent of the Board of Managers, any Protected Person may consult with legal counsel and accountants with respect to our affairs (including interpretations of our Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the members of the Board of Managers, Officers, employees, consultants, attorneys, accountants and professional advisors of our Company selected with reasonable care; provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

Indemnification

To the fullest extent permitted by law, we will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Operating Agreement, and any amounts expended in respect of settlements of any claims approved by the Board of Managers (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

(i)	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of our Company;

(ii)	by reason of the fact that it is or was acting in connection with the activities of our Company in any capacity or that it is or was serving at the request of our Company as a partner, shareholder, member, members of the Board of Managers, managers of the Company, the independent representative, officer, employee, or agent of any Person;

unless such Liability results from such Protected Person’s own actual fraud, willful misconduct, or intentional and material breach of our Operating Agreement.

Any indemnification provided under our Operating Agreement is limited thereunder to the extent of our assets only. Further, insofar as the foregoing provisions permit indemnification of members of the Board of Managers, Officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

We will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to our Operating Agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of our Operating Agreement; provided, that such Protected Person executes a written undertaking to repay us for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by our Operating Agreement.

Amendment of Our Operating Agreement

Amendments to our Operating Agreement may be proposed only by or with the consent of the Board of Managers. The Board of Managers does not need consent of voting interests to amend the Operating Agreement in any instance, including: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of interests by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; (iv) to reflect the naming of new managers, Officers or replacement of Officers of the Company; (v) any change the Board of Managers deems necessary or appropriate to enable trading of membership Interests, provided that any such amendment to enable secondary trading shall be made only in compliance with applicable securities laws, including, as applicable, Regulation ATS and Section 15 of the Exchange Act; and (vi) to comply with any applicable law, including, without limitation, any securities law or tax law, whether currently in place or promulgated in the future.

Termination and Dissolution

We will continue as a limited liability company until terminated under the Operating Agreement. We will commence winding up upon the first to occur of the following (the “Dissolution Event”):

(1)	the entry of a decree of judicial dissolution under Section 18-802 of the Act;

(2)	at any time there are no Members of the Company, unless the Company is continued in accordance with the Act; or

(3)	upon the unanimous consent or affirmative vote of all members of the Board of Managers, subject to the requirement that dissolution also requires the prior written approval or affirmative vote of Members holding a majority of the Voting Interests pursuant to Section 2.8(c)(ii) of the Operating Agreement.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter we will commence its winding up during which our affairs shall be wound up in accordance with the terms of Operating Agreement.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). For financial reporting purposes and federal income tax purposes, our fiscal year and its tax year are the calendar year.

Term and Removal of Members of the Board of Managers

Our Operating Agreement provides that each member of our Board of Managers will serve as a Manager for an indefinite term. The majority of the Board of Managers has the authority, as set forth in the Operating Agreement, to remove any Manager with “Cause” as such term is defined in the Operating Agreement. A Manager may also resign or withdraw at any time in accordance with the Operating Agreement.

Anti-Takeover Effects under Delaware Law

We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control. Section 203 of the Delaware General Corporation Law, which restricts certain business combinations with interested members in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our Operating Agreement does not currently elect to have Section 203 of the Delaware General Corporation Law apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested member for a period of three years after the date of the transaction by which that person became an interested member, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested member, and an interested member is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of voting Class A Interests. The Board of Managers may elect to amend the Operating Agreement at any time to have Section 203 apply to the Company.

Transfer Agent

We have engaged Colonial Stock Transfer Company, Inc. to be our transfer agent and registrar for the Class A Interests (“CSTC”). CSTC’s address is at 7840 S 700 E Sandy, Utah 84070 and its telephone number is +1-801-355-5740.

Forum-Selection Provisions under Our Subscription Agreement

By purchasing Class A Interests in this Offering, investors agree to be bound by the forum-selection provisions contained in Section 11.2 of our subscription agreement, which provide that the exclusive venue for resolving disputes relating to or arising out of the subscription agreement, the Class A Interests, and/or the activities or relationships connected to the foregoing is the state courts of New York or the United States District Court for the Southern District of New York. Please note that these forum-selection provisions do not apply to claims made under the federal securities laws, and no rights, jurisdiction, venue, or forum protections under those laws are waived. Such provisions may limit an investor’s ability to bring claims in other jurisdictions or seek remedies in courts outside New York for matters subject to the clause. If invoked, the forum-selection requirement obligates the parties to litigate in New York, NY in accordance with New York law. The subscription agreement requires both the Company and an investor to bring any covered claim exclusively in the designated New York courts. While not restricting federal securities law claims, these provisions may increase the cost and inconvenience for individual investors who wish to pursue claims against the Company.

INTERESTS ELIGIBLE FOR FUTURE SALE

Interests Eligible for Future Sale

Prior to this Offering, there has been no public or private market for the Class A Interests, and we cannot predict the effect, if any, that market sales of the Class A Interests or the availability of Class A Interests for sale will have on the market price of the Class A Interests prevailing from time to time.

Upon the termination of this Offering, up to 765,000 Class A Interests will be outstanding if this Offering is fully subscribed, and 125,000 Class B Interests will be issued and outstanding having been issued to the Consultant, and a further 125,000 Class B Interests will have been reserved for future issuance to the Board of Managers. Accordingly, a failure to sell all of the Class A Interests in this Offering will have an impact on the post-termination capitalization of the Company. Accordingly, at the termination of this Offering occurs, the aggregate number of Class A Interests will be outstanding will differ depending on whether or not this Offering is fully subscribed.

All of the Class A Interests sold in this Offering will be freely tradable under federal securities laws unless issued to our affiliates as set forth above. Any Class A Interests or Class B Interests owned or acquired by our affiliates may be sold in private transactions that are exempt from the registration requirements of the Securities Act or pursuant to Rule 144. Class A Interests sold by members in private transactions that are exempt from the registration requirements of the Securities Act will bear a restrictive legend and will be subject to further transfer restrictions for one year from the time such Class A Interests and Class B Interests, as applicable, are acquired from the Consultant by a non-affiliate.

Rule 144

In general, under Rule 144 as currently in effect, if and when a trading market exists, selling interest holders will be entitled to sell a number of Class A Interests that does not exceed the greater of:

●	1% of the then-outstanding Class A Interests; and

●	The average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. If the Consultant sells its Class A Interests in private transactions that are exempt from the registration requirements of the Securities Act to a non-affiliate other than pursuant to Rule 144, such non-affiliate will be able to sell such Class A Interests pursuant to Rule 144 after one year has elapsed from the time such Class A Interests were acquired from the Consultant and such sales shall not be subject to the volume restrictions set forth above.

We are unable to estimate the number of Class A Interests that will be sold under Rule 144 or the timing of such sales, since this will depend on the market price for the Class A Interests, the personal circumstances of the sellers and other factors. Prior to the Offering, there has been no public market for the Class A Interests, and there can be no assurance that a significant, or any, public market for the Class A Interests will develop or be sustained after the Offering. Any future sale of substantial amounts of the Class A Interests in the open market may adversely affect the market price of the Class A Interests offered by this Offering Circular.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Class A Interests by Holders (as defined below) as of the date hereof. For purposes of this section, under the heading “Material U.S. Federal Tax Considerations,” references to “the Company,” “we,” “our,” and “us” refer only to XChange Ventures, LLC and not its subsidiaries. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, and all administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion is limited to U.S. Holders (defined below) that hold Interests as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the tax considerations that may be relevant to specific Holders in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (including, without limitation, banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States or Holders that hold our Class A Interests as part of a straddle, hedge, conversion or other integrated transaction) or U.S. Holders that have a “functional currency” other than the U.S. dollar. This discussion does not address any U.S. state or local or non-U.S. tax considerations, any other U.S. federal tax laws, such as estate and gift tax laws, Medicare contribution tax on net investment income or alternative minimum tax considerations. Prospective investors are urged to consult their tax advisors regarding the purchase, ownership and disposition of our Class A Interests with respect to their particular tax situations, including, in the case of prospective Holders subject to special treatment under U.S. federal income tax laws, with reference to any special issues that the purchase, ownership and disposition of our Class A Interests may raise for such persons. The activities of a Holder unrelated to such Holder’s status as a member of the Company may affect the tax consequences to such Holder of an investment in the Company.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of a Class A Interest that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source, or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. As used in this discussion, the term “Holder” means a U.S. Holder.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our Class A Interests, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our Class A Interests.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PERSONS CONSIDERING AN INVESTMENT IN OUR INTERESTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR INTERESTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Taxation of Our Company

Taxation of XChange Ventures, LLC. The IRS proposed regulations that would treat each series within a series LLC as a separate entity for federal income tax purposes. The proposed regulations allow each series to separately determine its tax classification. As a result, each series would be classified by default as a partnership if it has more than one member, as a disregarded entity if it has only one member, or, in either case, could elect to be taxed as a corporation by filing an IRS Form 8832. The proposed regulations apply to series created by “series organizations” pursuant to “series statutes.” The fact that the IRS has not finalized these regulations adds an element of uncertainty to the use of series LLCs. We intend to file an IRS Form 8832 for each series to elect to be classified as an association taxable as a corporation and not as a partnership or disregarded entity for U.S. federal income tax purposes. This Offering Circular assumes we (including each series) will be classified as an association taxable as a corporation for U.S. federal income tax purposes. As corporations for U.S. federal income tax purposes, each series of interests will be taxed at regular corporate income tax rates on its worldwide income before making any distributions to Holders as described below.

Taxation of U.S. Holders

Treatment of Distributions. Distributions of cash or other property generally will be treated as a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). To the extent the amount of such distribution exceeds such current and accumulated earnings and profits, it generally will be treated first as a non-taxable return of capital to the extent of a U.S. Holder’s adjusted tax basis and then as capital gain.

Sale or Other Taxable Disposition. Upon the sale or other taxable disposition of an Interest, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. Holder and the U.S. Holder’s adjusted tax basis in such Interest. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such Interest is longer than one year. Non-corporate U.S. Holders may be eligible for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to limitations.

Information Reporting and Withholding. If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

Dividends made to a U.S. Holder may be subject to backup withholding, unless such U.S. Holder establishes an exemption. In addition, proceeds from the sale or other taxable disposition of Interests within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding if such U.S. Holder establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability if the required information is furnished by such Holder on a timely basis to the IRS.

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Withholding will not apply to a U.S. Holder that timely provides a valid IRS Form W-9.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Greenberg Traurig, P.A., 333 S.E. 2nd Avenue, Suite 4400, Miami Florida, 33131.

EXPERTS

Our audited financial statements included in this Offering Circular have been audited by Alice.CPA LLC, an independent auditor, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

The Company appointed Alice.CPA LLC as our independent public accounting firm. Alice.CPA LLC has audited our financial statements from the period of inception through June 30, 2026 which has been included in this Offering Circular.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under Regulation A of the Securities Act with respect to the Class A Interests offered by this Offering Circular. This offering circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We also maintain a website at the website address of XChange Ventures, LLC located at https://xchangeventures.io. After the completion of this Offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each holder of Class A Interests:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, the Board of Managers will cause to be made available, by any reasonable means, to each holder of Class A Interests as of a date selected by the Board of Managers, an annual report containing our financial statements for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the Company. The Company shall be deemed to have made a report available to each holder of Class A Interests as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and our affiliate and available for viewing by holder of Class A Interests.

XChange Ventures, LLC

(a Delaware Limited Liability Company)

Audited Financial Statements

For the interim period ended June 30, 2026

Audited by

Alice.CPA LLC

A New Jersey CPA Company

Financial Statements

XChange Ventures, LLC

Independent Auditor’s Report

August 6, 2026

To the Prospective Investors and Shareholders of XChange Ventures LLC

New York, New York

Report on the Audit of the Interim Financial Statements

Opinion

We have audited the interim financial statements of XChange Ventures LLC (the “Company”), which comprise the balance sheet for the interim period ended June 30, 2026, and the related statements of operations, changes in members’ equity, and cash flows for the short period then ended, and the related notes to the interim financial statements.

In our opinion, the accompanying interim financial statements present fairly, in all material respects, the financial position of XChange Ventures LLC for the interim period ended June 30, 2026, and the results of its operations and its cash flows for the date then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of XChange Ventures LLC in accordance with the relevant ethical requirements relating to our audit and have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Interim Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Interim Financial Statements

Our objectives are to obtain reasonable assurance about whether the interim financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of these financial statements.

As part of an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Alice.CPA LLC

Alice.CPA LLC

Robbinsville, New Jersey

August 6, 2026

XCHANGE VENTURES, LLC

BALANCE SHEET

As of June 30, 2026

(Audited)

ASSETS
Current Assets
Cash	$-
Total Current Assets	-

Non-Current Assets
Due from member	-
Total Non-Current Assets	-

Total Assets	$-

LIABILITIES AND MEMBERS’ EQUITY

Current Liabilities
Accounts payable	$228,042
Accounts payable - related party	132,039
Total Current Liabilities	360,081
Total Liabilities	360,081

Member’s Equity
Capital contributions	-
Accumulated deficit	(360,081)
Total Member’s Equity	(360,081)

Total Liabilities and Member’s Equity	$-

The accompanying footnotes are an integral part of these financial statements.

XCHANGE VENTURES, LLC

STATEMENT OF OPERATIONS

For the Interim Period April 23, 2026 (date of inception) to June 30, 2026

(Audited)

Revenues	$-
Operating Expenses
Professional fee	359,072
Formation fee	1,009
Total Operating Expenses	360,081
Net Loss	$(360,081)

The accompanying footnotes are an integral part of these financial statements.

XCHANGE VENTURES, LLC

STATEMENT OF CHANGES IN MEMBER’S EQUITY

For the Interim Period April 23, 2026 (date of inception) to June 30, 2026

(Audited)

	Member Units	Capital Contributions	Accumulated Deficit	Total Member’s Equity
Balance as of April 23, 2026 (date of inception)	-	$-	$-	$-
Capital contribution	-	-	-	-
Net loss	-	-	(360,081)	(360,081)
Balance as of June 30, 2026	-	$-	$(360,081)	$(360,081)

The accompanying footnotes are an integral part of these financial statements.

XCHANGE VENTURES, LLC

STATEMENT OF CASH FLOWS

For the Interim Period April 23, 2026 (date of inception) to June 30, 2026

(Audited)

Cash Flows from Operating Activities
Net Loss	$(360,081)
Changes in operating liabilities:
Accounts payable	228,042
Accounts payable - related party	132,039
Net cash used in operating activities	-

Cash Flows from Financing Activities
Proceeds from related party loan	-
Capital contribution	-
Net cash used in financing activities	-
Net change in cash	-

Cash at beginning of period	-
Cash at end of period	$-

The accompanying footnotes are an integral part of these financial statements.

XCHANGE VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

For the Interim Period Ended June 30, 2026

(Audited)

NOTE 1 – NATURE OF OPERATIONS

XChange Ventures, LLC (which may be referred to as the “Company,” “we,” “us,” or “our”) was formed in Delaware on April 23, 2026. The accompanying financial statements have been prepared for the period from April 23, 2026 (date of inception) through June 30, 2026.

The Company is established to acquire and manage a diversified portfolio of real-world assets spanning sports, entertainment, real estate, fine art, alternative investments, and collectibles.

As of June 30, 2026, the Company had not begun operations and will likely incur losses prior to generating positive retained earnings. These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6). During the next twelve months, the Company intends to fund its operations with proceeds from a Regulation A offering to raise capital and funds from revenue-producing activities. If the Company cannot secure additional short-term capital, it may cease operations. These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared using the accrual method of accounting in conformity with accounting principles generally accepted in the United States of America (“US GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

Fiscal Year-End

The Company’s fiscal year ends on December 31st. These financial statements cover the inception date of April 23, 2026 through June 30, 2026.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates. It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations.

XCHANGE VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

For the Interim Period Ended June 30, 2026

(Audited)

Cash

Cash consists of funds held in the Company’s checking and savings account. These balances are carried at face value, which approximates fair value due to their short-term nature. As of June 30, 2026, the Company does not yet have any cash in bank.

Accounts Payable

As of June 30, 2026, accounts payable is classified as a current liability in the accompanying financial statements. These balances represent obligations to vendors and service providers for goods and services received in the ordinary course of business, as well as amounts due to a related party for services paid on behalf of the Company.

Accounts payable are recorded at cost, which approximates fair value due to their short-term nature, and are typically settled within the agreed payment terms. Management evaluates outstanding balances regularly and considers all amounts to be fully payable within the normal operating cycle.

Fair Value Measurements

Generally accepted accounting principles define fair value as the price that would be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price) and such principles also establish a fair value hierarchy that prioritizes the inputs used to measure fair value using the following definitions (from highest to lowest priority):

●	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 – Observable inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data by correlation or other means.

●	Level 3 – Prices or valuation techniques requiring inputs that are both significant to the fair value measurement and unobservable.

As of June 30, 2026, the carrying amounts of the Company’s financial liabilities approximate their fair value, and no assets required fair value measurement at that date.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee for the arrangement is fixed or determinable and collectability is reasonably assured. As of June 30, 2026, the Company had not begun recognizing sales.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

XCHANGE VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

For the Interim Period Ended June 30, 2026

(Audited)

Income Taxes

The Company uses the liability method of accounting for income taxes as set forth in ASC 740, Income Taxes. Under the liability method, deferred taxes are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using tax rates expected to be in effect during the years in which the basis differences reverse. A valuation allowance is recorded when it is unlikely that the deferred tax assets will be realized.

The Company assesses its income tax positions and records tax benefits for all years subject to examination based upon its evaluation of the facts, circumstances and information available at the reporting date. In accordance with ASC 740-10, for those tax positions where there is a greater than 50% likelihood that a tax benefit will be sustained, our policy is to record the largest amount of tax benefit that is more likely than not to be realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where there is less than 50% likelihood that a tax benefit will be sustained, no tax benefit will be recognized in the financial statements. The Company has determined that there are no material uncertain tax positions.

Recent Accounting Pronouncements

The FASB issues ASUs to amend the authoritative literature in ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the reporting period from April 23, 2026 (date of inception) through June 30, 2026, the Company’s founder, a related party, routinely paid operating expenses on behalf of the Company. These payments included formation costs, legal services, accounting services, and other operating expenses incurred in connection with establishing and supporting the Company’s operations.

Amounts paid by the founder on behalf of the Company are recorded at cost, which approximates fair value, and are separately presented as Accounts Payable – Related Party in the accompanying balance sheet until reimbursed or otherwise settled. Management evaluates these balances regularly and considers all amounts to be fully payable within the agreed settlement terms.

NOTE 4 – MEMBERS’ EQUITY

As of June 30, 2026, the Company had not commenced equity-related transactions. No membership units have been issued, and no capital contributions or capital contribution receivables have been made or recorded.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company has executed a letter of intent in connection with the proposed acquisition of U.S. Treasury STRIPS and/or zero-coupon bonds, with an initial maturity of three months.

The Company is not currently involved with and does not know of any pending or threatening litigation against the Company as of June 30, 2026.

XCHANGE VENTURES, LLC

NOTES TO THE FINANCIAL STATEMENTS

For the Interim Period Ended June 30, 2026

(Audited)

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis. The Company’s ability to continue is dependent upon management’s plan to raise additional funds through the Regulation A offering, capital contributions from Members, and the ability to achieve profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

The Company intends to enter into a consulting agreement with XChange Place Digital LLC (“Consultant”), a related party under common ownership, wholly owned by the Company’s founder. The Consultant will provide investment evaluation, research, due diligence, market analysis, transaction support, portfolio monitoring, and strategic advisory services. Compensation includes both equity and cash components, consisting of 15,000 Class A Interests and 125,000 Class B Interests (25,000 of which vest immediately), as well as participation in a $750,000 compensation pool (“Consultant Compensation Pool”). Distributions from the Consultant Compensation Pool may be made quarterly, subject to available cash and allocation provisions under the operating agreement.

The Company plans to issue 125,000 Class B Interests to the Board of Managers (60,000 of which vest immediately) as equity compensation for services rendered. The Class B Interests granted to the Board of Managers are subject to vesting and will accrue value only after Class A investors have been repaid, including the stipulated rate of return. The Board of Managers will also participate in a $750,000 compensation pool (“Manager Compensation Pool”). Distributions from the Manager Compensation Pool may be made quarterly, subject to available cash and allocation provisions under the operating agreement.

Additionally, on July 21, 2026, the Company executed an agreement with Andes Capital Group LLC to serve as its Broker-Dealer.

Management’s Evaluation

Management has evaluated subsequent events through August 6, 2026, the date the financial statements were available to be issued. Based on this evaluation, no material events were identified that require adjustment or disclosure in the financial statements.

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
2.1*	Certificate of Formation of XChange Ventures, LLC filed with Delaware Secretary of State on April 23, 2026.
2.2*	Amended and Restated Certificate of Formation filed with Delaware Secretary of State on May 6, 2026.
2.3*	Operating Agreement of XChange Ventures, LLC
4.1*	Form of Subscription Agreement for Regulation A Offering.
6.1*	Consultancy Agreement, dated August 4, 2026 among XChange Place Digital LLC and XChange Ventures, LLC.
6.2*	Broker-Dealer Engagement Letter Agreement, dated July 21, 2026, between Andes Capital Group, LLC and XChange Ventures, LLC.
6.3**	Amended and Restated Broker-Dealer Engagement Letter Agreement, dated October 15, 2026, between Andes Capital Group, LLC and XChange Ventures, LLC.
6.4*	Escrow Facilitator Engagement Letter Agreement, dated July 23, 2026, among North Capital Private Securities Corporation and XChange Ventures, LLC.
6.5*	Transfer Agent Engagement Letter Agreement, dated August 12, 2026, among Colonial Stock Transfer Company and XChange Ventures, LLC.
6.6*	Letter of Intent, dated August 3, 2026, by between XChange Ventures, LLC.
10.1*	Power of Attorney. (Included on signature page of Offering Circular)
11.1**	Consent of Alice CPA.
11.2**	Opinion of Greenberg Traurig PA.
13.1*	Testing the Waters materials.

*	Previously filed.
**	Filed herewith.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2026.

XChange Ventures, LLC

By:	/s/ Cesar Baez
Cesar Baez
Chairman and Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Cesar Baez as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstituting, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A has been signed by the following persons in the capacities indicated on October 16, 2026.

Name	Title

/s/ Jason Glazer	Manager
Jason Glazer

/s/ Cesar Baez	Chairman and Manager
Cesar Baez

/s/ Dan Matthies	Manager
Dan Matthies

III-2